               FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION),
                                 as Transferor,

                            FBS CARD SERVICES, INC.,
                                  as Servicer,

                                       and

                                 CITIBANK, N.A.,

                                   as Trustee

                       on behalf of the Certificateholders

                  of the First Bank Corporate Card Master Trust



                      -------------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 1997



--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2     Other Definitional Provisions. . . . . . . . . . . . . . . .  25


ARTICLE II      CONVEYANCE OF RECEIVABLES;
                ISSUANCE OF CERTIFICATES . . . . . . . . . . . . . . . . . .  27
Section 2.1     Conveyance of Receivables. . . . . . . . . . . . . . . . . .  27
Section 2.2     Acceptance by Trustee. . . . . . . . . . . . . . . . . . . .  29
Section 2.3     Representations and Warranties of
                    the Transferor . . . . . . . . . . . . . . . . . . . . .  29
Section 2.4     Representations and Warranties of the
                    Transferor Relating to the
                    Agreement and the Receivables. . . . . . . . . . . . . .  32
Section 2.5     Covenants of the Transferor. . . . . . . . . . . . . . . . .  39
Section 2.6     Addition of Accounts . . . . . . . . . . . . . . . . . . . .  42
Section 2.7     Removal of Accounts. . . . . . . . . . . . . . . . . . . . .  45


ARTICLE III     ADMINISTRATION AND SERVICING OF RECEIVABLES. . . . . . . . .  48
Section 3.1     Acceptance of Appointment and Other
                    Matters Relating to the Servicer.. . . . . . . . . . . .  48
Section 3.2     Servicing Compensation . . . . . . . . . . . . . . . . . . .  50
Section 3.3     Representations and Warranties of the Servicer . . . . . . .  51
Section 3.4     Reports and Records for the Trustee. . . . . . . . . . . . .  55
Section 3.5     Annual Servicer's Certificate. . . . . . . . . . . . . . . .  56
Section 3.6     Annual Independent Accountants'
                    Servicing Report.. . . . . . . . . . . . . . . . . . . .  57
Section 3.7     Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . .  58
Section 3.8     Notices to the Transferor. . . . . . . . . . . . . . . . . .  59
Section 3.9     Reports to the Commission. . . . . . . . . . . . . . . . . .  59

ARTICLE IV      RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND
                    APPLICATION OF COLLECTIONS . . . . . . . . . . . . . . .  60
Section 4.1     Rights of Certificateholders.  . . . . . . . . . . . . . . .  60
Section 4.2     Establishment of Accounts. . . . . . . . . . . . . . . . . .  60
Section 4.3     Collections and Allocations. . . . . . . . . . . . . . . . .  63


ARTICLE V       [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
                    SUPPLEMENT WITH RESPECT TO ANY SERIES]  . . . . . . . . . 67


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                                                                            Page
                                                                            ----


ARTICLE VI      THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .  68
Section 6.1     The Certificates . . . . . . . . . . . . . . . . . . . . . .  68
Section 6.2     Authentication of Certificates.. . . . . . . . . . . . . . .  69
Section 6.3     Registration of Transfer and Exchange
                    of Certificates. . . . . . . . . . . . . . . . . . . . .  69
Section 6.4     Mutilated, Destroyed, Lost or Stolen Certificates. . . . . .  75
Section 6.5     Persons Deemed Owners. . . . . . . . . . . . . . . . . . . .  76
Section 6.6     Appointment of Paying Agent. . . . . . . . . . . . . . . . .  77
Section 6.7     Access to List of Certificateholders' Names and Addresses. .  78
Section 6.8     Authenticating Agent.. . . . . . . . . . . . . . . . . . . .  79
Section 6.9     Tender of Exchangeable Transferor
                    Certificate. . . . . . . . . . . . . . . . . . . . . . . .81
Section 6.10    Book-Entry Certificates. . . . . . . . . . . . . . . . . . .  84
Section 6.11    Notices to Clearing Agency.  . . . . . . . . . . . . . . . .  85
Section 6.12    Definitive Certificates. . . . . . . . . . . . . . . . . . .  85
Section 6.13    Global Certificate; Euro-Certificate
                    Exchange Date. . . . . . . . . . . . . . . . . . . . . .  86
Section 6.14    Meetings of Certificateholders . . . . . . . . . . . . . . .  86


ARTICLE VII     OTHER MATTERS RELATING TO THE TRANSFEROR . . . . . . . . . .  88
Section 7.1     Liability of the Transferor. . . . . . . . . . . . . . . . .  88
Section 7.2     Merger or Consolidation of, or
                    Assumption of the Obligations of,
                    the Transferor.. . . . . . . . . . . . . . . . . . . . .  88
Section 7.3     Limitation on Liability. . . . . . . . . . . . . . . . . . .  89
Section 7.4     Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .  90


ARTICLE VIII    OTHER MATTERS RELATING TO THE
                    SERVICER . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 8.1     Liability of the Servicer. . . . . . . . . . . . . . . . . .  92
Section 8.2     Merger or Consolidation of, or
                    Assumption of the Obligations of,
                    the Servicer . . . . . . . . . . . . . . . . . . . . . .  92
Section 8.3     Limitation on Liability of the
                    Servicer and Others. . . . . . . . . . . . . . . . . . .  93
Section 8.4     Servicer Indemnification of the Trust and the Trustee. . . .  94
Section 8.5     The Servicer Not to Resign . . . . . . . . . . . . . . . . .  95
Section 8.6     Access to Certain Documentation and
                    Information Regarding the
                    Receivables. . . . . . . . . . . . . . . . . . . . . . .  95
Section 8.7     Delegation of Duties . . . . . . . . . . . . . . . . . . . .  95
Section 8.8     Examination of Records . . . . . . . . . . . . . . . . . . .  96


                                       ii

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                                                                            ----


ARTICLE IX      EARLY AMORTIZATION EVENTS  . . . . . . . . . . . . . . . . .  97
Section 9.1     Early Amortization Events. . . . . . . . . . . . . . . . . .  97
Section 9.2     Additional Rights Upon the Occurrence
                    of Certain Events. . . . . . . . . . . . . . . . . . . . .98


ARTICLE X       SERVICER DEFAULTS. . . . . . . . . . . . . . . . . . . . . . 100
Section 10.1    Servicer Defaults. . . . . . . . . . . . . . . . . . . . . . 100
Section 10.2    Trustee to Act; Appointment of
                    Successor. . . . . . . . . . . . . . . . . . . . . . . . 103
Section 10.3    Notification to Certificateholders . . . . . . . . . . . . . 106
Section 10.4    Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . 106


ARTICLE XI      THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 11.1    Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . 107
Section 11.2    Certain Matters Affecting the
                    Trustee.   . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.3    Trustee Not Liable for Recitals in
                    Certificates . . . . . . . . . . . . . . . . . . . . . . 112
Section 11.4    Trustee May Own Certificates.  . . . . . . . . . . . . . . . 112
Section 11.5    The Servicer to Pay Trustee's Fees
                    and Expenses . . . . . . . . . . . . . . . . . . . . . . 112
Section 11.6    Eligibility Requirements for
                    Trustee.   . . . . . . . . . . . . . . . . . . . . . . . 113
Section 11.7    Resignation or Removal of
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 114
Section 11.8    Successor Trustee. . . . . . . . . . . . . . . . . . . . . . 115
Section 11.9    Merger or Consolidation of
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 115
Section 11.10   Appointment of Co-Trustee or
                    Separate Trustee . . . . . . . . . . . . . . . . . . . . 116
Section 11.11   Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . 117
Section 11.12   Trustee May Enforce Claims without
                    Possession of Certificates . . . . . . . . . . . . . . . 118
Section 11.13   Suits for Enforcement. . . . . . . . . . . . . . . . . . . . 118
Section 11.14   Rights of Certificateholders to
                    Direct Trustee . . . . . . . . . . . . . . . . . . . . . 119
Section 11.15   Representations and Warranties of
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 119
Section 11.16   Maintenance of Office or Agency. . . . . . . . . . . . . . . 119


ARTICLE XII     TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . 121
Section 12.1    Termination of Trust . . . . . . . . . . . . . . . . . . . . 121
Section 12.2    Optional Purchase. . . . . . . . . . . . . . . . . . . . . . 122
Section 12.3    Final Payment with Respect to any


                                       iii

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                                                                            Page
                                                                            ----


                    Series . . . . . . . . . . . . . . . . . . . . . . . . . 123
Section 12.4    Termination Rights of Holder of Exchangeable Transferor
                    Certificate. . . . . . . . . . . . . . . . . . . . . . . 125
Section 12.5    Defeasance.. . . . . . . . . . . . . . . . . . . . . . . . . 125


ARTICLE XIII                MISCELLANEOUS PROVISIONS . . . . . . . . . . . . 128
Section 13.1    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . 128
Section 13.2    Protection of Right, Title and
                    Interest to Trust. . . . . . . . . . . . . . . . . . . . 130
Section 13.3    Limitation on Rights of Certificate-
                    holders. . . . . . . . . . . . . . . . . . . . . . . . . 131
Section 13.4    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 132
Section 13.5    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 132
Section 13.6    Severability of Provisions . . . . . . . . . . . . . . . . . 133
Section 13.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 133
Section 13.8    Certificates Non-Assessable and
                    Fully Paid.. . . . . . . . . . . . . . . . . . . . . . . 134
Section 13.9    Further Assurances . . . . . . . . . . . . . . . . . . . . . 134
Section 13.10   No Waiver; Cumulative Remedies.  . . . . . . . . . . . . . . 134
Section 13.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 134
Section 13.12   Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . 134
Section 13.13   Actions by Certificateholders. . . . . . . . . . . . . . . . 135
Section 13.14   Rule 144A Information. . . . . . . . . . . . . . . . . . . . 135
Section 13.15   Merger and Integration . . . . . . . . . . . . . . . . . . . 135
Section 13.16   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 136

EXHIBITS

Exhibit A:      Form of Exchangeable Transferor Certificate
Exhibit B:      Form of Assignment of Receivables in Additional Accounts
Exhibit C:      Form of Monthly Servicer's Certificate
Exhibit D:      Form of Annual Servicer's Certificate
Exhibit E:      Form of Opinion of Counsel Regarding Additional Accounts
Exhibit F:      Form of Annual Opinion of Counsel
Exhibit G:      Form of Reassignment of Receivables
Exhibit H:      Form of Reconveyance of Receivables

          POOLING AND SERVICING AGREEMENT, dated as of February 1, 1997 by and among FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION), a national banking association, as Transferor, FBS CARD SERVICES, INC., a Minnesota corporation, as Servicer, and CITIBANK, N.A., a national banking association, as Trustee.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          "ACCOUNT" shall mean each VISA-Registered Trademark- charge card account established pursuant to a Corporate Card Agreement or Purchasing Card Agreement between the Transferor and any Person identified by its customer account number and by the Receivable balance as of the Cut Off Date and as of each Addition Date in each computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.1 or 2.6. The definition of Account shall include each Transferred Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto and shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

          "ACCOUNT INFORMATION" shall have the meaning specified in subsection 2.2(b).

          "ACCUMULATION PERIOD" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Principal Collections are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class

---------------------
* VISA-Registered Trademark- is a registered trademark of VISA U.S.A., Inc.

within such Series, in each case as defined with respect to such Series in the related Supplement.

          "ADDITIONAL ACCOUNTS" shall have the meaning specified in subsection 2.6(a).

          "ADDITION DATE" shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.6.

          "ADJUSTED INVESTED AMOUNT" shall mean, with respect to any Series with a principal funding account, the meaning specified in the applicable Supplement.

          "ADJUSTMENT" shall have the meaning specified in subsection 4.3(c).

          "AFFILIATE" of any Person shall mean any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "AGGREGATE INVESTED AMOUNT" shall mean, as of any date of determination, the sum of the Invested Amounts (or Adjusted Invested Amounts for all Series with principal funding accounts, as specified in any Supplement) of all Series of Investor Certificates issued and outstanding on such date of determination.

          "AGGREGATE INVESTOR PERCENTAGE" with respect to Principal Collections, Yield Collections and Defaulted Receivables, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; PROVIDED, HOWEVER, that the Aggregate Investor Percentage shall not exceed 100%.

          "AGREEMENT" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

          "AMORTIZATION PERIOD" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the early amortization period or other amortization period, in each case as defined with respect to such Series in the related Supplement.

          "APPLICANTS" shall have the meaning specified in Section 6.7.

          "APPOINTMENT DAY" shall have the meaning specified in subsection
9.2(a).

          "ASSIGNMENT" shall have the meaning specified in subsection
2.6(c)(ii).

          "AUTHORIZED NEWSPAPER" shall mean the Wall Street Journal or a newspaper (or newspapers) of general circulation in the Borough of Manhattan, The City of New York and the City of Sioux Falls, South Dakota printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "BANK PORTFOLIO" shall mean the VISA accounts established pursuant to a Corporate Card Agreement or Purchasing Card Agreement and owned by the Transferor.

          "BEARER CERTIFICATES" shall have the meaning specified in Section 6.1.

          "BEARER RULES" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations.

          "BOOK-ENTRY CERTIFICATES" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.10; PROVIDED, HOWEVER, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Defini-tive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Sioux Falls, South Dakota or Minneapolis, Minnesota (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

          "CEDEL" shall mean Cedel Bank, societe anonyme.

          "CERTIFICATE" shall mean any one of the Investor Certificates of any Series or the Exchangeable Transferor Certificate.

          "CERTIFICATEHOLDER" or "HOLDER" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be, or such other Person deemed to be a "Certificateholder" or "Holder" in any related Supplement.

          "CERTIFICATE INTEREST" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

          "CERTIFICATE OWNER" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "CERTIFICATE PRINCIPAL" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

          "CERTIFICATE RATE" shall mean, with respect to any Series of Certificates (or, for any Series with more than one Class, for each Class of such Series), the rate

(or formula on the basis of which such rate shall be determined) stated in the related Supplement.

          "CERTIFICATE REGISTER" shall mean the register maintained pursuant to
Section 6.3, providing for the registration of the Certificates and Transfers and exchanges thereof.

          "CLASS" shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

          "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          "CLEARING AGENCY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

          "CLOSING DATE" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COLLATERAL INVESTED AMOUNT" shall have the meaning, with respect to any Series, specified in the related Supplement.

          "COLLATERAL INVESTOR INTEREST" shall have the meaning, with respect to any Series, specified in the related Supplement.

          "COLLECTION ACCOUNT" shall have the meaning specified in subsection 4.2(a).

          "COLLECTION PERIOD" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

          "COLLECTIONS" shall mean all payments (including Recoveries, amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements and Insurance Proceeds) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Corporate Card Agreement or Purchasing Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a Principal Collection to the extent of such excess. Collections with respect to any Collection Period shall include (i) the amount of Net Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Collection Period and (ii) any interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account (in each case to the extent received by the Trust and deposited into the Collection Account or any Series Account, as the case may be, on the Transfer Date following such Collection Period), to be applied as if such amounts were Yield Collections for all purposes.

          "COMMISSION" shall mean the Securities and Exchange Commission.

          "CORPORATE CARD" shall mean a VISA Corporate Card issued pursuant to a Corporate Card Agreement.

          "CORPORATE CARD AGREEMENT" shall mean the First Bank VISA Corporate Card Program Agreement and, if applicable, Federal Truth in Lending Statement for VISA Corporate Card accounts between any Obligor and First Bank of South Dakota (National Association), as such agreements may be amended, modified or otherwise changed from time to time.

          "CORPORATE/PURCHASING CARD GUIDELINES" shall mean the Transferor's policies and procedures relating to the operation of its Corporate Card or Purchasing Card businesses, including, without limitation, the policies and procedures for determining the creditworthiness of Corporate Card or Purchasing Card customers, the extension of credit to Corporate Card or Purchasing Card customers, and relating to the maintenance of Corporate

Card or Purchasing Card accounts and collection of Corporate Card or Purchasing Card receivables, as such policies and procedures may be amended from time to time.

          "CORPORATE TRUST OFFICE" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 120 Wall Street, 13th Floor, New York, New York 10043, Attention:
Annette M. Marsula.

          "COUPON" shall have the meaning specified in Section 6.1.

          "CUT OFF DATE" shall mean November 30, 1996.

          "DATE OF PROCESSING" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of VISA Corporate Card or Purchasing Card accounts (without regard to the effective date of such recordation).

          "DEFAULT AMOUNT" shall mean, for any Collection Period and with respect to any Defaulted Account, the amount of Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account during such Collection Period minus Recoveries, if any, received in such Collection Period.

          "DEFAULTED ACCOUNT" shall mean each Account with respect to which, in accordance with the Corporate/Purchasing Card Guidelines or the Servicer's customary and usual servicing procedures for servicing charge card receivables comparable to the Receivables, the Servicer has charged-off the Receivables in such Account as uncollectible; in any event, an Account shall become a Defaulted Account on the earlier of (i) the last day of the month in which such Account becomes 150 days delinquent on a contractual basis and (ii) the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA Corporate Card or Purchasing Card accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

          "DEFAULTED RECEIVABLES" shall mean, as of any date of determination, the Receivables in Defaulted Accounts as of such date.

          "DEFEASANCE" shall have the meaning specified in subsection 12.5(a).

          "DEFINITIVE CERTIFICATE" shall have the meaning specified in Section 6.10.

          "DEPOSITORY" shall have the meaning specified in Section 6.10.

          "DEPOSITORY AGREEMENT" shall mean, with respect to a Series having Book-Entry Certificates, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

          "DETERMINATION DATE" shall mean, unless otherwise specified in the related Series Supplement, the fourth Business Day prior to each Transfer Date.

          "DISTRIBUTION DATE" shall mean, with respect to each Series, the dates specified in the related Supplement.

          "DOLLARS," "$" or "U.S. $" shall mean United States dollars.

          "EARLY AMORTIZATION EVENT" shall mean, with respect to each Series, a Trust Early Amortization Event or a Series Early Amortization Event.

          "ELIGIBLE ACCOUNT" shall mean each Account which, as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Addition Date)
(i) is an Account and was in existence and owned by the Transferor at the close of business on the Cut Off Date or Addition Date, as applicable, (ii) is payable in United States dollars, (iii) the charge card or cards related to which have not been reported lost or stolen or designated fraudulent, (iv) has not been identified by the Transferor in its computer files as having been cancelled due to the Obligor's bankruptcy or insolvency, (v) the receivables in which have not been written off as uncollectible prior to the Cut Off Date or Addition Date, as applicable, in accordance with the Corporate/Purchasing Card

Guidelines, (vi) the receivables in which have not been assigned, pledged or sold (other than pursuant to this Agreement), (vii) the obligor of which has provided, as its most recent billing address, an address in the United States or its territories or possessions and (viii) is not an account with respect to which the Transferor or any Affiliate of the Transferor is the Obligor.

          "ELIGIBLE INSTITUTION" shall mean a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or a domestic branch of a foreign depository institution), the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ or P-1 by each Rating Agency; PROVIDED, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, any principal funding account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody's so long as Moody's is a Rating Agency.

          "ELIGIBLE INVESTMENTS" shall mean, unless otherwise provided in the Supplement with respect to any Series, (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively, and, if Fitch is a Rating Agency, an equivalent rating from Fitch; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and, if Fitch is a Rating Agency, an equivalent rating from Fitch; (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) repurchase agreements transacted with either (A) an entity subject to the United States Bankruptcy Code or (B) a financial institution insured by the FDIC or a broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp., in each case having a short-term unsecured rating of A-1+ by Standard & Poor's and P-1 by Moody's and, if Fitch is a Rating Agency, an equivalent rating from Fitch; (b) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; (c) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's and, if Fitch is a Rating Agency, Fitch in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor) and (d) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates, provided that such investment will not cause the Trust to be treated as an "investment company" within the meaning of the Investment Company Act.

          "ELIGIBLE RECEIVABLE" shall mean each Receivable:
                    (i)  which has arisen under an Eligible Account;

                    (ii) which was created in compliance with all applicable requirements of law and pursuant to an agreement which complies with all applicable requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders;

                    (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the related agreement have been duly obtained or given and are in full force and effect as of such date of creation;

                    (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by subsection 2.5(b));

                    (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State), effective until the termination of the Trust;

                    (vi) which will at all times be the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                    (vii) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Relevant UCC State;

                    (viii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted hereunder;

                    (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

                    (x) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and

                    (xi) as to which the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein.

          "ELIGIBLE SERVICER" shall mean the initial Servicer hereunder, the Trustee, or Affiliate of the Transferor or the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts or other charge accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

          "ENHANCEMENT" shall mean, with respect to any Series, the subordination, the cash collateral guaranty or account, collateral investor interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract, agreement or arrangement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

          "ENHANCEMENT INVESTED AMOUNT" shall have the meaning, with respect to any Series, specified in the related Supplement.

          "ENHANCEMENT PROVIDER" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCLEAR OPERATOR" shall mean Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

          "EXCESS FUNDING ACCOUNT" shall have the meaning specified in subsection 4.2(b).

          "EXCESS FUNDING AMOUNT" shall mean, as of any date of determination, the principal amount on deposit in the Excess Funding Account.

          "EXCHANGE" shall mean either of the procedures described under Section 6.9.

          "EXCHANGEABLE TRANSFEROR CERTIFICATE" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9; PROVIDED, HOWEVER, that at any time there shall be only one Exchangeable Transferor Certificate.

          "EXCHANGE DATE" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.9.

          "EXCHANGE NOTICE" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.9.

          "EXTENDED TRUST TERMINATION DATE" shall have the meaning specified in subsection 12.1(a).

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "FITCH" shall mean Fitch Investors Service, L.P.

          "FIXED ALLOCATION PERCENTAGE" shall have the meaning specified in the related Supplement.

          "FLOATING ALLOCATION PERCENTAGE" shall have the meaning specified in the related Supplement.

          "FOREIGN CLEARING AGENCY" shall mean CEDEL and the Euroclear Operator.

          "GLOBAL CERTIFICATE" shall have the meaning specified in Section 6.13.

          "GOVERNMENTAL AUTHORITY" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INELIGIBLE RECEIVABLE" shall have the meaning specified in subsection 2.4(d)(iii).

          "INITIAL CLOSING DATE" shall mean February 27, 1997.

          "INITIAL INVESTED AMOUNT" shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

          "INSOLVENCY EVENT" shall have the meaning specified in subsection 9.1(a).

          "INSOLVENCY PROCEEDING" shall have the meaning specified in subsection 9.1(a).

          "INSURANCE PROCEEDS" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "INVESTED AMOUNT" shall mean, with respect to any Series, the meaning specified in the applicable Supplement.

          "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended from time to time.

          "INVESTOR ACCOUNT" shall mean each of the Collection Account and the Excess Funding Account.

          "INVESTOR CERTIFICATE" shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple Classes) of the investor certificate attached to the related Supplement or such other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement.

          "INVESTOR CERTIFICATEHOLDER" shall mean the holder of record of an Investor Certificate.

          "INVESTOR CHARGE-OFF" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

          "INVESTOR DEFAULT AMOUNT" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

          "INVESTOR EXCHANGE" shall have the meaning specified in subsection 6.9(b).

          "INVESTOR INTEREST" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

          "INVESTOR PERCENTAGE" shall have, with respect to Principal Collections, Yield Collections and Defaulted Receivables, and any Series of Certificates, the meaning stated in the related Supplement.

          "INVESTOR SERVICING FEE" shall have, with respect to each Series, the meaning specified in Section 3.2.

          "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 7.2 or Transfer of an interest in the Exchangeable Transferor Certificate in accordance with Section 6.3 shall not be deemed to constitute a Lien.

          "MASTER FILE" shall mean the file on the Transferor's computer system that identifies VISA Corporate Card or Purchasing Card accounts of the Transferor, which file is designated by the Transferor as its "Master File" or any other file or record in replacement thereof.

          "MINIMUM TRANSFEROR AMOUNT" shall mean the product of (i) the Minimum Transferor Percentage and (ii) the sum of the Trust Principal Component as of the end of the preceding Collection Period plus the Excess Funding Amount as of the end of such Collection Period; PROVIDED, HOWEVER, that the Transferor may reduce the Minimum Transferor Amount upon (w) delivery to the Trustee of a Tax Opinion with respect to such reduction, (x) 30 days' prior notice to the Trustee, each Rating Agency and any Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (y) written confirmation from the Rating Agency that such reduction will not result in the reduction or withdrawal of the respective ratings of each Rating Agency for any Series outstanding and (z) delivery to the Trustee and each such Enhancement Provider of an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series.

          "MINIMUM TRANSFEROR PERCENTAGE" shall mean the highest percentage specified as the "Minimum Transferor Percentage" in any Supplement for any outstanding Series.

          "MINIMUM TRUST PRINCIPAL COMPONENT" shall mean the aggregate of the amounts set forth in each Supplement for each outstanding Series as the "Minimum Trust Principal Component" for such Series.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "NET INTERCHANGE" shall mean interchange fees payable to the Transferor, in its capacity as charge card or credit card issuer, through VISA U.S.A., Inc. reduced by VISA dues and rebates to corporate customers and travel agencies. The aggregate amount of Net Interchange allocable to the Trust each Collection Period shall be equal to the product of (i) the total amount of Net Interchange paid or payable to the Transferor with respect to the Accounts and (without duplication) the accounts owned by the Transferor and originated under the Transferor's Corporate Card or Purchasing Card programs, each with respect to such Collection Period, and (ii) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such Collection Period and the denominator of which is the aggregate amount of cardholder charges for goods and services in the Accounts and (without duplication) in the accounts owned by the Transferor and originated under the Transferor's Corporate Card or Purchasing Card programs, each with respect to such Collection Period.

          "NOTICE DATE" shall have the meaning specified in subsection
2.6(c)(i).

          "OBLIGOR" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed by any Vice President or more senior officer of the Transferor or Servicer and delivered to the Trustee.

          "OPINION OF COUNSEL" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall, and which opinion shall, be reasonably acceptable to the Trustee; PROVIDED, HOWEVER, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

          "PARTNERSHIP CERTIFICATES" shall have the meaning specified in subsection 6.3(b).

          "PAYING AGENT" shall mean any paying agent appointed pursuant to
Section 6.6 and shall initially be the Trustee.

          "PERSON" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "PRINCIPAL COLLECTIONS" shall mean the amount of Collections other than (i) Yield Collections and (ii) Recoveries.

          "PRINCIPAL SHORTFALLS" shall mean, with respect to a Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are "Series Principal Shortfalls" for such Transfer Date.

          "PRINCIPAL TERMS" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(c).

          "PURCHASING CARD" shall mean a VISA Purchasing Card issued pursuant to a Purchasing Card Agreement.

          "PURCHASING CARD AGREEMENT" shall mean the First Bank VISA Purchasing Card Agreement and, if applicable, Federal Truth in Lending Statement for VISA Purchasing Card accounts between any Obligor and First Bank of South Dakota (National Association), as such agreements may be amended, modified or otherwise changed from time to time.

          "RATING AGENCY" shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Transferor to rate the Certificates, as specified in the related Supplement.

          "RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor or the Trustee in writing that such action will not result in a withdrawal or reduction of its rating of any outstanding Series of Certificates with respect to which it is a Rating Agency.

          "REASSIGNMENT" shall have the meaning specified in subsection 2.7(b)(ii).

          "REASSIGNMENT DATE" shall have the meaning specified in subsection 2.4(e).

          "RECEIVABLE" shall mean any amount owing by the Obligors under an Account (including Defaulted Accounts) from time to time, including, without limitation, amounts owing for the payment of merchandise and services, cash advances and cash advance fees, access checks, annual cardholder fees, credit insurance premiums, late fees, overlimit fees, return check fees and all other fees and charges. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of credit balances, and other adjustments stated in Section 4.3 hereof, in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.5(d) shall not be included in calculating the aggregate amount of Receivables.

          "RECORD DATE" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Collection Period.

          "RECOVERIES" shall mean all amounts received with respect to Receivables in Defaulted Accounts, net of expenses allocable thereto.

          "REGISTERED CERTIFICATES" shall have the meaning specified in Section 6.1.

          "RELEVANT UCC STATE" shall mean all jurisdictions where UCC filing is required to perfect and main-tain the security interest of the Trustee, including, without limitation, on the date hereof, the States of South Dakota and Minnesota.

          "REMOVAL DATE" shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee on behalf of the Trust to the Transferor.

          "REMOVAL NOTICE DATE" shall have the meaning specified in Section 2.7(a).

          "REMOVED ACCOUNTS" shall have the meaning specified in subsection 2.7(a).

          "REQUIREMENTS OF LAW" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "RESPONSIBLE OFFICER" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Vice President, Senior Trust Officer, Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "REVOLVING PERIOD" shall have, with respect to each Series, the meaning specified in the related Supplement.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SERIES" shall mean any series of Investor Certificates, which may include within any such Series a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

          "SERIES ACCOUNT" shall mean any account or accounts established pursuant to a Supplement for the benefit of such Series.

          "SERIES EARLY AMORTIZATION EVENT" shall have, with respect to any Series, the meaning specified pursuant to the Supplement for the related Series.

          "SERIES SERVICING FEE RATE" shall mean, with respect to any Series, the amount specified in the related Supplement.

          "SERIES TERMINATION DATE" shall mean, with respect to any Series of Certificates, the date stated in the related Supplement.

          "SERVICER" shall mean initially FBS Card Services, Inc., a Minnesota corporation, and its permitted successors and assigns, and thereafter any Person appointed as successor as herein provided to service the Receivables.

          "SERVICER DEFAULT" shall have the meaning specified in Section 10.1.

          "SERVICING FEE" shall have the meaning specified in Section 3.2.

          "SERVICING OFFICER" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the Initial Closing Date, as such list may from time to time be amended.

          "SHARED EXCESS YIELD COLLECTIONS" shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Excess Yield Collections" for such Transfer Date.

          "SHARED PRINCIPAL COLLECTIONS" shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

          "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (by whatever variant appellation it may be known from time to time).

          "SUCCESSOR SERVICER" shall have the meaning specified in subsection 10.2(a).

          "SUPPLEMENT" or "SERIES SUPPLEMENT" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

          "TARGETED HOLDERS" shall have the meaning specified in subsection 6.3(b).

          "TAX OPINION" shall mean with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the federal income tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust.

          "TERMINATION NOTICE" shall have, with respect to any Series, the meaning specified in subsection 10.1(d).

          "TRANSFER" shall have the meaning specified in subsection 6.3(b).

          "TRANSFER AGENT AND REGISTRAR" shall have the meaning specified in
Section 6.3 and shall initially be the Trustee's Corporate Trust Office.

          "TRANSFER DATE" shall mean, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

          "TRANSFEROR" shall mean First Bank of South Dakota (National Association), a national banking association, and its successors in interest and permitted assigns.

          "TRANSFEROR AMOUNT" shall mean, on any date of determination, the Trust Principal Component at the end of such day, PLUS the Excess Funding Amount at the end of such day, MINUS the Aggregate Invested Amount at the end of such day, MINUS the aggregate Enhancement Invested Amounts not included in the Aggregate Invested Amount, if any, for each Series outstanding at the end of such day, MINUS the aggregate Collateral Invested Amounts not included in the Aggregate Invested Amounts, if any, for each Series outstanding at the end of such day.

          "TRANSFEROR EXCHANGE" shall have the meaning specified in subsection 6.9(b).

          "TRANSFEROR PERCENTAGE" shall mean, on any date of determination, when used with respect to Principal Collections, Yield Collections and Defaulted Receivables, a percentage equal to 100% MINUS the Aggregate Investor Percentage with respect to such categories of Collections or Receivables.

          "TRANSFEROR SERVICING FEE" shall have the meaning specified in Section 3.2.

          "TRANSFERRED ACCOUNT" shall mean an Account with respect to which a new customer account number has been issued by the Servicer or the Transferor under circumstances resulting from a lost or stolen charge card or from the transfer from one program to another program and not requiring standard application and credit evaluation procedures under the Corporate/Purchasing Card Guidelines, and which in either case can be traced or identified in the Master File as a Transferred Account into which an Account has been transferred by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.1 or 2.6.

          "TRUST" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created and arising in connection with the Accounts, all monies due or to become due with respect to the Receivables (including Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of the Receivables and Insurance Proceeds relating to the Receivables, the right to receive certain amounts paid or payable as Net Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Excess Funding Account and any Series Account and the rights to any Enhancement with respect to any Series.

          "TRUST EARLY AMORTIZATION EVENT" shall have, with respect to each Series, the meaning specified in Section 9.1.

          "TRUSTEE" shall mean Citibank, N.A., a national banking association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

          "TRUST EXTENSION" shall have the meaning specified in subsection 12.1(a).

          "TRUST PRINCIPAL COMPONENT" shall mean, for any Collection Period, the product of the aggregate amount of Receivables (other than Ineligible Receivables) at the end of the prior Collection Period and one minus the Yield Factor or, for any other date of determination, the product of the aggregate amount of Receivables (other than Ineligible Receivables) as of the date so specified in this Agreement and one minus the Yield Factor.

          "TRUST TERMINATION DATE" shall mean the earliest to occur of (i) unless a Trust Extension shall have occurred, the first Business Day after the Distribution Date on which the Investor Interest, the Collateral

Investor Interest, and any other interest issued by the Trust, as applicable, for each Series is zero, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, (iii) December 1, 2036 and (iv) the date of any termination pursuant to Section 9.2(b).

          "TSYS" shall mean Total Systems Services, Inc.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          "UNDIVIDED INTEREST" shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

          "YIELD COLLECTIONS" shall mean with respect to any Collection Period, the sum of (i) the amount of Collections (other than Recoveries and Net Interchange) for such Collection Period multiplied by the Yield Factor, (ii) the amount of Net Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Collection Period, (iii) any interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account and (iv) the excess, if any, of Recoveries over the amount of Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Accounts became Defaulted Accounts during such Collection Period (in each case to the extent received by the Trust and deposited into the Collection Account or any Series Account, as the case may be, on the Transfer Date following such Collection Period).

          "YIELD FACTOR" shall mean 2.00%.

          Section 1.2  OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

                               [End of Article I]

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

          Section 2.1 CONVEYANCE OF RECEIVABLES. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to the Receivables now existing and hereafter created and arising in connection with the Accounts, all monies due or to become due with respect to such Receivables (including Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

          In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

          In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in the Master File maintained in its computer files that Receivables created in connection with the Accounts (other than any Additional Accounts) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders by identifying such Accounts in the Master File with the designation "9001" in the "Secondary Agent Bank" field and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the Cut Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account. The Transferor further agrees to deliver to the Trustee as promptly as possible after the Trustee may at any time request, a computer file or microfiche list containing a true and complete list of all Accounts (including any Additional Accounts), each identified by account number, and to deliver to the Trustee as promptly as possible after the Trustee may at any time request tracing information with respect to Transferred Accounts. The Transferor shall hold such information with respect to the Accounts and Transferred Accounts, prior to delivery thereof to the Trustee, in trust for the benefit of the Trustee, on behalf of the Trust.

          The Transferor does hereby grant, to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts, all moneys due or to become due with respect to such Receivables (including Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds of such Receivables and all Insurance Proceeds relating to such Receivables and all proceeds thereof to secure the payment of the Investor Certificates of each Series, and this Agreement shall constitute a security agreement under applicable law.

          Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.

          Section 2.2  ACCEPTANCE BY TRUSTEE.

          (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.1.

          (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Transferor pursuant to Sections 2.1, 2.6 and 2.7 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2, as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person in connection with financing statements filed with the Trust. The Trustee agrees to take such reasonable measures to protect and maintain the security and confidentiality of such information. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall make reasonable efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

          (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          Section 2.3 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Trust and the Trustee as of the Initial Closing Date:

          (a) ORGANIZATION AND GOOD STANDING. The Transferor is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

          (b) DUE QUALIFICATION. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and South Dakota law, in each case to the extent required of a national banking association; PROVIDED, HOWEVER, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

          (c) DUE AUTHORIZATION. The execution and delivery of this Agreement and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement have been duly authorized by the Transferor by all necessary corporate action on its part and this Agreement is, at the time of its execution, an official record of the Transferor.

          (d) NO CONFLICT. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

          (e) NO VIOLATION. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

          (g) ELIGIBILITY OF ACCOUNTS. As of the Cut Off Date, each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts from among the Eligible Accounts in the Bank Portfolio.

          (h) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof have been obtained.

          For the purposes of the representations and warranties contained in this Section 2.3 and made by the Transferor on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section
10.1. The Transferor hereby represents and warrants to the Trust, with respect to any

Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.3 are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          Section 2.4 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THE AGREEMENT AND THE RECEIVABLES.

          (a) BINDING OBLIGATION; VALID TRANSFER AND ASSIGNMENT. The Transferor hereby represents and warrants to the Trust and the Trustee that, as of the Initial Closing Date:

          (i) This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all proceeds of such Receivables and Insurance Proceeds relating thereto, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsec-tion 2.5(b), (y) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Series Account, as provided in this Agreement or any related Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the existing Receivables (other than Receivables in Additional Accounts), the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance
     Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in
     Section 2.1 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the Relevant UCC State), except for Liens permitted under subsection 2.5(b). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of any Series Account as provided in any Supplement and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State.

          (b) ELIGIBILITY OF RECEIVABLES. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date and as of the Addition Date with respect to an Additional Account, as the case may be, that:

          (i) Each Receivable is an Eligible Receivable as of the Cut Off Date or the Addition Date, as applicable.

          (ii) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

          (iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

          (iv) On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a) are true and correct with respect to each Receivable created on such day as if made on such day.

          (v) As of the Initial Closing Date, Schedule 1 to this Agreement, and as of the applicable Addition Date with respect to Additional Accounts, the related computer file or microfiche list referred to in Section 2.6, is an accurate and complete listing in all material respects of all the Accounts as of the Cut Off Date, or with respect to Additional Accounts, as of the applicable Addition Date, and the information contained therein with respect to the identity of such Accounts and the Receivables exist-ing thereunder is true and correct in all material respects as of the Cut Off Date or such applicable Addition Date. As of the Cut Off Date, the aggregate amount of Receivables in all the Accounts was $555,691,966.42, of which $544,578,127.09 constituted Trust Principal Component.

          (c) NOTICE OF BREACH. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

          (d)  REASSIGNMENT OF INELIGIBLE RECEIVABLES.

          (i) AUTOMATIC REASSIGNMENT. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.4(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause
     (iv) of the definition of an Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor; or (C) the unsecured short-term debt rating of the Transferor is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically reassigned from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii).

          (ii) REASSIGNMENT AFTER CURE PERIOD. In the event of a breach of any of the representations and warranties set forth in subsection 2.4(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than an additional 60 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, each such Receivable shall be reassigned from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii); PROVIDED, HOWEVER, that no such reassignment shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

          (iii) PROCEDURES FOR REASSIGNMENT. When the provisions of subsection 2.4(d)(i) or (ii) above require reassignment of a Receivable, then such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a balance of zero for the purpose of determining the Trust Principal Component on any day. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the Trust Principal Component used to calculate the Transferor Amount, and the Floating Allocation Percentage and the Fixed Allocation Percentage applicable to any Series. If, following the exclusion of such Ineligible Receivables from the calculation of the Trust Principal Component, the Transferor Amount would be less than the Minimum Transferor Amount, the Transferor shall make a deposit into the Excess Funding Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Amount would otherwise be less than the Minimum Transferor Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Ineligible Receivables.

          The obligation of the Transferor to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Enhancement Provider.

          (iv) PROCEEDS HELD BY SERVICER. For the purposes of subsections 2.4(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is the Transferor) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the Relevant UCC State.

          (e) REASSIGNMENT OF TRUST PORTFOLIO. In the event of (1) a breach of any of the representations and warranties set forth in subsection 2.3(a), 2.3(c) or 2.4(a), or (2) a material amount of Receivables are not Eligible Receivables, and in either case such event has a materially adverse effect on Investor Certificateholders (without regard to the amount of any Enhancement) either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of the Receivables within 60 days of such notice (or within such longer period not to exceed an additional 60 days as may be agreed to by the Trustee in its sole discretion), and the Transferor shall be obligated to accept reassignment of such Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; PROVIDED, HOWEVER, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.3(a), 2.3(c) or 2.4(a) shall then be true and correct in all material respects, or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Collection Account for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount shall be equal to the Aggregate Invested Amount on the Record Date related to the applicable Distribution Date on which such deposit is made (less the aggregate principal amount on deposit in any principal funding account), plus (i) an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable Certificate Rate through the end of the respective interest accrual period(s) of such Series and (ii) any unpaid amounts payable to any Enhancement Provider under the applicable Enhancement agreement. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Collection Period shall be considered a prepayment in full of all such Receivables. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Collection Account, the Receivables and all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Net Interchange (if any) allocated to the Receivables pursuant to any Supplement shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Net Interchange (if any) allocated to the Receivables pursuant to any Supplement. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.3(a), 2.3(c) or 2.4(a) or there being a material amount of Receivables which are not Eligible Receivables available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

          Section 2.5 COVENANTS OF THE TRANSFEROR. The Transferor hereby covenants that:

          (a) RECEIVABLES TO BE ACCOUNTS. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an "account" or a "general intangible" (as defined in the UCC as in effect in the Relevant UCC State).

          (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; PROVIDED, HOWEVER, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c) CORPORATE CARD AGREEMENTS, PURCHASING CARD AGREEMENTS AND CORPORATE/PURCHASING CARD GUIDELINES. The

Transferor shall comply with and perform its obligations under the Corporate Card Agreements or Purchasing Card Agreements, as the case may be, relating to the Accounts and the Corporate/Purchasing Card Guidelines and all applicable rules and regulations of VISA U.S.A., Inc., except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. The Transferor may change the terms and provisions of the Corporate Card Agreements, Purchasing Card Agreements or Corporate/Purchasing Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the fees and charges to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur and (ii) is made applicable to the comparable segment of the charge card accounts owned and serviced by the Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Corporate Card Agreements or Purchasing Card Agreements.

          (d)  ACCOUNT ALLOCATIONS.

          (i) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order by any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections, and all amounts which would have constituted Collections but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article

     IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables (and all amounts which would have constituted Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the balance of such Account first to the oldest Receivables in such Account and to have such payments applied as Collections in accordance with
     Article IV.

          (ii) In the event that, pursuant to subsection 2.4(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate payments proportionately based on the total amount of Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (e) DELIVERY OF COLLECTIONS. The Transferor agrees to pay to the Servicer all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor.

          (f) CONVEYANCE OF ACCOUNTS. The Transferor covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; PROVIDED, HOWEVER, that the Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.2.

          Section 2.6  ADDITION OF ACCOUNTS.

          (a) If, (i) as of the end of any Business Day (or as of the end of any Collection Period, if the Transferor or First Bank System shall have and maintain a certificate of deposit or commercial paper rating of P-1 by Moody's and of at least A-1 by Standard & Poor's), the Transferor Amount is less than the Minimum Transferor Amount, the Transferor shall designate additional eligible VISA accounts from the Bank Portfolio ("Additional Accounts") to be included as Accounts in a sufficient amount such that the Transferor Amount after giving effect to such addition will be at least equal to the Minimum Transferor Amount, or (ii) as of the end of any Business Day (or as of the end of any Collection Period, if the Transferor or First Bank System shall have and maintain a certificate of deposit or commercial paper rating of P-1 by Moody's and of at least A-1 by Standard & Poor's), the sum of the Trust Principal Component and the Excess Funding Amount is less than the Minimum Trust Principal Component, the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the sum of the Trust Principal Component and the Excess Funding Amount will be equal to or greater than the Minimum Trust Principal Component. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following the end of such Business Day (or Collection Period, as the case may be).

          (b) In addition to its obligation under subsection 2.6(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts to be included as property of the Trust, as of the applicable Addition Date.

          (c) The Transferor agrees that any designation pursuant to subsection 2.6(a) or (b) shall satisfy the following conditions (to the extent provided below):

          (i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) (the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

          (ii) on or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Transferor shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, or as otherwise agreed upon between the Transferor and the Trustee, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts and identifying each Account by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

          (iii) the Transferor shall represent and warrant that (x) with respect to Additional Accounts, each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such

     Additional Account is, as of the Addition Date, an Eligible Receivable, (y) the selection of the Additional Accounts by the Transferor has been made in a manner which it reasonably believes will not materially adversely affect the interests of the Investor Certificateholders, and (z) as of the Addition Date, the Transferor is not insolvent;

          (iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in connection with the Additional Accounts, all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.5(b), (ii) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and (iii) the Transferor's right, if any, to receive interest accruing on, and investment earnings, if any, in respect of any Series Account, as provided in any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto, upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in
     Section 2.1 with respect to such Additional Accounts and in the case of the Receiv-ables thereafter created in such Additional Accounts and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the Relevant UCC State), except for Liens permitted under subsection 2.5(b);

          (v) the Transferor shall deliver an Officer's Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraphs (ii), (iii) and (iv) above and that the Transferor has filed (or will file within the time required by the applicable UCC) any financing statements required under the applicable UCC with respect to the Receivables in the Additional Accounts; and

          (vi) the Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee (with a copy to each Rating Agency) substantially in the form of Exhibit E.

          Section 2.7  REMOVAL OF ACCOUNTS.

          (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

          (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

          (i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause an Early Amortization Event to occur, (b) cause the

     Transferor Amount to be less than the Minimum Transferor Amount on such Removal Date, (c) cause the sum of the Trust Principal Component and the Excess Funding Amount to be less than the Minimum Trust Principal Component, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

          (ii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days (or as otherwise agreed upon between the Transferor and the Trustee) thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

          (iii) the Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be materially adverse to the interests of the Certificateholders or any Enhancement Provider were utilized in selecting the Removed Accounts to be removed from the Trust;

          (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received written notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Class or Series of the Investor Certificates;

          (v) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (iv) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

          (vi)  the Transferor shall have delivered to the Trustee a Tax
     Opinion.

          Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

                               [End of Article II]

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

          Section 3.1 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER.

          (a) FBS Card Services, Inc. agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to FBS Card Services, Inc. acting as Servicer.

          (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing charge card receivables comparable to the Receivables and in accordance with the Corporate/Purchasing Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee to make withdrawals and payments, from the Collection Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to give other instructions to the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any


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

filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. Subject to the foregoing, the Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Collection Account, the Excess Funding Account or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections and all amounts which would have constituted Collections but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Receivables in the Trust on such date) in accordance with subsection 2.5(d); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables and all amounts which would have constituted Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with
Article IV and all amounts which would have constituted Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the

Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the balance of such Account first to the oldest Receivables in such Account and to have such payments applied as Collections in accordance with
Article IV.

          (d) In the event that pursuant to subsection 2.4(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other charge card or credit card receivables.

          (f) The Servicer shall maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of charge card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

          Section 3.2 SERVICING COMPENSATION. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.1. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "Investor Servicing Fee") and the Holder of the Exchangeable Transferor Certificate (the "Transferor Servicing Fee") as specified in the related Supplements.

          The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; PROVIDED, HOWEVER, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

          Section 3.3 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. FBS Card Services, Inc., as initial Servicer, hereby makes, and any Successor Servicer (other than the Trustee) by its appointment hereunder shall make (with appropriate modifications to Section 3.3(a) to reflect the Successor Servicer's organization) the following representations, warranties and covenants on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates:

          (a) ORGANIZATION AND GOOD STANDING. The Servicer have been duly incorporated and is validly existing as a corporation in good standing under the laws of State of Minnesota and has full corporate power, authority and legal right to own its properties and conduct its charge card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) DUE QUALIFICATION. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Minnesota law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

          (c) DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

          (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general or by general equity principles.

          (e) NO VIOLATION. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (g) COMPLIANCE WITH REQUIREMENTS OF LAW. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders (without regard to the amount of any Enhancement).

          (h) NO RESCISSION OR CANCELLATION. Except in connection with an Adjustment pursuant to Section 4.3(c), the Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

          (i) PROTECTION OF CERTIFICATEHOLDERS' RIGHTS. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the rights of any Enhancement Provider, nor shall it reschedule, revise, waive or defer payments due on any Receivable except in accordance with the applicable Corporate/Purchasing Card Guidelines.

          (j) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained, except such as are required by state securities or "Blue Sky" laws in connection with the distribution of any Series.

          (k) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES OR CHATTEL PAPER. The Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any merchandise purchased thereunder.

In the event of a breach of any of the representations and warranties set forth in subsection 3.3(g), (h), (i) or (j) with respect to a Receivable, and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable (without regard to the amount of any Enhancement) then, upon the expiration of 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) from the earlier to occur of the discovery of any such event by the Servicer, or receipt by the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be assigned and transferred to the Servicer upon the deposit by the Servicer into the Collection Account in immediately available funds prior to the next succeeding Distribution Date an amount equal to the amount of each such Receivable at the end of the Collection Period for such Distribution Date. Any such deposit into the Collection Account in connection with any such assignment of a Receivable shall be considered a payment in full of such Receivable and such deposit shall be applied in accordance with the provisions of Article IV. Upon the assignment to the Servicer of such a Receivable, the Trust shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Servicer, without recourse, representation or warranty (including those implied by law), all the right, title and interest of the Trust in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Servicer to effect the conveyance of any such Receivable pursuant to this Section and as shall be specified in an Opinion of Counsel delivered to the Trustee to the effect that such documents and instruments comply herewith. The obligation of the Servicer set forth in this Section shall constitute the sole remedy respecting any breach by the Servicer of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding any other provision of this
Section 3.3, no assignment of a Receivable to the Servicer pursuant to this
Section 3.3 shall occur if the Servicer fails to make the deposit required by this Section 3.3 with respect to such Receivable.

          Section 3.4  REPORTS AND RECORDS FOR THE TRUSTEE.

          (a) DAILY REPORTS. On each Business Day, the Servicer shall, upon reasonable prior notice, and during normal business hours, prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

          (b) MONTHLY SERVICER'S CERTIFICATE. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date, the Servicer shall forward, as provided in Section 13.5, to the Trustee, the Paying Agent, any Enhancement Provider and each Rating Agency, an Officer's Certificate signed by a Servicing Officer substantially in the form of Exhibit C (with the Monthly Certificateholder's Statement required pursuant to the applicable Supplement attached) setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections processed for the Collection Period for such Determination Date and the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during such Collection Period; (ii) the Investor Percentage on the last day of the preceding Collection Period of each Series of Certificates with respect to Principal Collections and the Investor Percentage on the last day of the preceding Collection Period of each Series of Certificates with respect to Yield Collections and Defaulted Receivables; (iii) for each Series, the total amount to be deposited into any Series Account with respect to the next succeeding Distribution Date; (iv) for each Series and for each Class within any such Series, the total amount to be distributed to Investor

Certificateholders on the next succeeding Distribution Date; (v) for each Series and for each Class within any such Series, the amount of such distribution allocable to principal; (vi) for each Series and for each Class within any such Series, the amount of such distribution allocable to interest; (vii) the aggregate outstanding balance of the Accounts which were delinquent by up to 29, 30 to 59, 60 to 89, 90 to 119 and by 120 days or more as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date; (viii) for each Series and each Class within a Series, the Investor Default Amount for the immediately preceding Collection Period; (ix) for each Series and each Class within a Series, the amount of the Investor Charge-Offs and the amount of the reimbursements of Investor Charge-Offs for such Distribution Date; (x) for each Series, the Investor Servicing Fee for such Distribution Date; (xi) for each Series, the existing deficit controlled amortization amount or deficit controlled accumulation amount, if applicable;
(xii) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Collection Period preceding such Distribution Date;
(xiii) for each Series, the Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; (xiv) the available amount of any Enhancement for each Series; (xv) for each Series and each Class within a Series, the "series factor" as of the end of the related Collection Period; (xvi) whether an Early Amortization Event with respect to any Series shall have occurred during or with respect to the related Collection Period; and (xvii) such other matters as are set forth in Exhibit C or in the applicable Supplement. A copy of such certificate may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4.

          Section 3.5 ANNUAL SERVICER'S CERTIFICATE. On or before April 30 of each calendar year, beginning with April 30, 1998, the Servicer will deliver, as provided in Section 13.5, to the Trustee, any Enhancement Provider and the Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the preceding calendar year under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.6  ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT.

          (a) On or before April 30 of each calendar year, beginning with April 30, 1998, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted auditing standards, to the Trustee, the Rating Agencies and, as required, any Enhancement Provider to the effect that such firm has applied certain procedures agreed upon with the Servicer to certain documents and records relating to the administration and servicing of Accounts under this Agreement and any Supplement, and that, based upon such agreed upon procedures, such firm will provide a report stating that the servicing was conducted in compliance with Article III and IV and Section 8.8 of this Agreement and any Supplement, except for such exceptions or errors as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

          (b) On or before April 30 of each calendar year, beginning with April 30, 1998, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted auditing standards, to the Trustee and the Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(b) during the preceding calendar year with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.7 TAX TREATMENT. The Transferor has structured this Agreement, the Investor Certificates and any Collateral Investor Interest with the intention that the Investor Certificates and any Collateral Investor Interest will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Transferor secured by the Receivables. The Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate or any interest therein, each Investor Certificateholder, each Certificate Owner, and each owner of any Collateral Investor Interest or interest therein agree to treat and to take no action inconsistent with the treatment of the Investor Certificates and any Collateral Investor Interest (or beneficial interest therein) as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, and none of such Persons shall make the election provided for by Treasury Regulation Section 301.7701-3(c) to have the Trust classified as an association taxable as a corporation. Each Investor Certificateholder and the Holder of the Exchangeable Transferor Certificate or any interest therein, by acceptance of its Certificate or interest therein, each Certificate Owner, by acquisition of a beneficial interest in a Certificate, and any owner of any Collateral Investor Interest or interest therein, by acquisition of such interest therein, agree to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it, and each owner of any Collateral Investor Interest or any interest therein agrees that it will cause any Person acquiring any such interest, to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this


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


Section 3.7. The Transferor, the Servicer and the Trustee agree to treat and to take no action inconsistent with the treatment of the Trust as a security device for purposes of federal, state, local and foreign income or franchise taxes, and, subject to Section 11.11, shall not file tax returns or obtain an employer identification number on behalf of the Trust. Notwithstanding this Section 3.7, if the treatment of any Collateral Investor Interest or interest therein as indebtedness is challenged by any governmental authority, the Holder of the Exchangeable Transferor Certificate and any owner of such interest do not intend to be foreclosed from adopting as a secondary tax position that such interest constitutes equity in a partnership. In the event that it is determined that any Collateral Investor Interest is an equity interest in a partnership, it is the intention of the parties that interest payable on such Collateral Investor Interest be treated as guaranteed payments and, if for any reason it is not so treated, that the holders of beneficial interests in such Collateral Investor Interest be specially allocated gross interest income equal to the interest accrued during the respective payment periods in accordance with this Agreement.

          Section 3.8 NOTICES TO THE TRANSFEROR. In the event that FBS Card Services, Inc. is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

          Section 3.9 REPORTS TO THE COMMISSION. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

[End of Article III]

                                   ARTICLE IV

                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

          Section 4.1 RIGHTS OF CERTIFICATEHOLDERS. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; PROVIDED, HOWEVER, that the aggregate interest represented by such Certificates at any time in the Trust Principal Component shall not exceed an amount equal to the Invested Amount at such time. The Exchangeable Transferor Certificate shall represent the remaining undivided interest in the Trust not allocated to the Investor Certificates and the other interests issued by the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Exchangeable Transferor Certificate; PROVIDED, HOWEVER, that the aggregate interest represented by such Exchangeable Transferor Certificate at any time in the Trust Principal Component shall not exceed the Transferor Amount at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Series.

          Section 4.2  ESTABLISHMENT OF ACCOUNTS.

          (a) THE COLLECTION ACCOUNT. The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, or shall cause such Collection Account to be established and maintained, with an office or branch of (i) the Transferor (so long as the Transferor or First Bank System, Inc. shall have and maintain a certificate of deposit or commercial paper rating of P-1 by Moody's and of at least

A-1 by Standard & Poor's) or (ii) an Eligible Institution; PROVIDED, HOWEVER, that upon the insolvency of the Transferor, the Collection Account shall not be permitted to be maintained with the Transferor. Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

          (b) THE EXCESS FUNDING ACCOUNT. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain with the Trustee, or cause to be established and maintained with an Eligible Institution, in the name of the Trust, a segregated trust account (the "Excess Funding Account") bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Excess Funding Account ceases to be an Eligible Institution, the Trustee shall notify each Rating Agency and within 10 Business Days establish a new Excess Funding Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Excess Funding Account. From the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Excess Funding Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Excess Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

          (c) SERIES ACCOUNTS. If so provided in the related Supplement, the Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Inves-tor Certificateholders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

          (d) ADMINISTRATION OF THE COLLECTION ACCOUNT AND EXCESS FUNDING ACCOUNT. Funds on deposit in the Collection Account and the Excess Funding Account shall at all times be invested in Eligible Investments by the Trustee at the written direction of the Servicer. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Collection Period in which such funds were processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Eligible Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; PROVIDED, HOWEVER, that no such investment shall be disposed of prior to its maturity date. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account with respect to each Collection Period shall be deposited by the Trustee in a separate deposit account with an Eligible Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer in accordance with its written instructions not less frequently than monthly, and all interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account with respect to each Collection Period shall be deposited by the Trustee in the Collection Account on the following Transfer Date for application as Yield Collections. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Collection Account and the Excess Funding Account. For purposes of determining the availability of funds or the balances in the Collection Account and, except as provided in the second preceding sentence, the Excess Funding Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

          Section 4.3  COLLECTIONS AND ALLOCATIONS.

          (a) COLLECTIONS. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Transferor, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with an Eligible Institution other than the Transferor in accordance with subsection 4.2(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Transferor.

          The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Transferor Certificate in accordance with this Article IV and shall withdraw amounts from the Collection Account in accordance with this Article IV, as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

          Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, FBS Card Services, Inc. or other Affiliate of the Transferor shall remain the Servicer hereunder, and (a) the Servicer provides to the Trustee a letter of credit or other credit support that satisfies the Rating Agency Condition or (b) the Transferor or First Bank System, Inc. shall have and maintain a certificate of deposit or commercial paper rating of P-1 by Moody's and of at least A-1 by Standard & Poor's, the Servicer need not deposit Collections into the Collection Account, the Excess Funding Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Exchangeable Transferor Certificate, on a daily basis as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. On the date, if any, on which the Servicer ceases to be qualified to make deposits on the Transfer Date as provided in this paragraph, the Servicer shall deposit Collections into the Collection Account, the Excess Funding Account or any Series Account, as provided in any Supplement, in an amount equal to the amount of Collections that would have been deposited into such accounts had the Servicer ceased to be so qualified on the first day of the Collection Period in which the immediately preceding Transfer Date occurred. If at any time the Servicer shall qualify to make deposits on the Transfer Date as provided in this paragraph (or shall cease to be so qualified) the Servicer shall deliver an Officer's Certificate to the Trustee stating that the criteria set forth in (a) or (b) of this paragraph have been satisfied (or have ceased to be satisfied). The Trustee may conclusively rely on such Officer's Certificate without investigation or inquiry.

          Notwithstanding anything else in this Agreement to the contrary, with respect to any Collection Period, whether the Servicer is required to make monthly or daily deposits into the Collection Account, the Excess Funding Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Excess Funding Account or any Series Account up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          (b) ALLOCATIONS FOR THE EXCHANGEABLE TRANSFEROR CERTIFICATE. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Principal Collections and Yield Collections, respective-ly, in respect of each Collection Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Transferor Certificate.

          (c) ADJUSTMENTS FOR MISCELLANEOUS CREDITS AND FRAUDULENT CHARGES. The Servicer shall be obligated to reduce each Collection Period the aggregate amount of Receivables used to calculate the Transferor Amount as provided in this subsection 4.3(c) (an "Adjustment") with respect to any Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors, but excluding any rebates or refunds relating to any reward-type program) or (iii) which was created as a result of a fraudulent or counterfeit charge.

          In the event that the inclusion of the amount of an Adjustment in the calculation of the Transferor Amount would cause the Transferor Amount to be an amount less than the Minimum Transferor Amount, the Transferor shall make a deposit, no later than the Business Day following the Date of Processing of such Adjustment, in the Excess Funding Account in immediately available funds in an amount equal to the amount by which such Adjustment would cause the Transferor Amount to be less than the Minimum Transferor Amount on such Date of Processing.

          (d) OPERATION OF EXCESS FUNDING ACCOUNT. On each Determination Date on which one or more Series is in its Amortization Period or Accumulation Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series, and the Servicer shall instruct the Trustee in writing to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Transfer Date and deposit such amount in the Collection Account for allocation among each such Series as Shared Principal Collections as specified in each related Supplement. On any Business Day on which the Transferor

Amount exceeds the Minimum Transferor Amount, the Servicer shall instruct the Trustee in writing to withdraw the amount of such excess (up to the Excess Funding Amount) from the Excess Funding Account on such day and pay such amount to the Holder of the Exchangeable Transferor Certificate.


                  [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                      SHALL BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                               [End of Article IV]

                                    ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]


                               [End of Article V]

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.1 THE CERTIFICATES. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Exchangeable Transferor Certificate shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

          Section 6.2 AUTHENTICATION OF CERTIFICATES. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components of the Trust corpus to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, against payment to the Transferor of the Initial Invested Amount (net of any discount applicable to the purchase thereof). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery to the Transferor of the initial Series of Investor Certificates. Upon an Exchange as provided in
Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the written order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

          Section 6.3  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer

Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of Transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and Transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

          Upon surrender for registration of Transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.3, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; PROVIDED, HOWEVER, that the provisions of this paragraph shall not apply to Bearer Certificates.

          At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

          Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

          The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the Transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

          Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of Transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.


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

          All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of Transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

          The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) Notwithstanding any provision herein to the contrary, no sale, assignment, participation, transfer or other disposition (a "Transfer") of any Investor Certificate for which there is no Opinion of Counsel to the effect that such Investor Certificate will be treated as debt for federal income tax purposes (such Investor Certificates referred to as "Partnership Certificates") shall be permitted, and any such attempted Transfer shall be void AB INITIO, if, in the sole and absolute discretion of the Transferor, such Transfer, if effected, could result in the Trust being deemed to be an association or a publicly traded partnership taxable as a corporation; PROVIDED, HOWEVER, that any attempted Transfer of a Partnership Certificate that would cause the number of holders of a right to receive interest or principal with respect to Partnership Certificates, including any holder of a right to receive any amount in respect of the Exchangeable Transferor Certificate (such holders of an interest in Partnership Certificates and the Exchangeable Transferor Certificate referred to as "Targeted Holders"), to exceed ninety-nine shall be void; and PROVIDED, FURTHER, that there shall not at any time be more than ninety-nine Targeted Holders or such other number as may be consented to by the Transferor which consent may be withheld in its sole and absolute discretion. Moreover, no Transfer of a Partnership Certificate or an interest


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

in the Exchangeable Transferor Certificate shall be permitted except to a Person who is either (A)(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a Person not described in (i) or (ii) whose ownership of the Partnership Certificate or interest in the Exchangeable Transferor Certificate, as the case may be, is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and its ownership of any interest in a Partnership Certificate or the Exchangeable Transferor Certificate, as the case may be, will not result in any withholding obligation with respect to any payments with respect to the Partnership Certificates or interest in the Exchangeable Transferor Certificate by any Person (other than withholding, if any, under Section 1446 under the Code) or (B)(i) an estate the income of which is includible in gross income for United States federal income tax purposes or (ii) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States fiduciaries have authority to control all substantial decisions of the trust. Persons other than those described in (A)(iii) above shall provide a certification of non-foreign status signed under penalties of perjury to the Transferor and the Trustee. If any Transfer of a Partnership Certificate or an interest in the Exchangeable Transferor Certificate is made to a Person described in clause (A)(iii) above, such Person shall furnish to the Transferor and the Trustee, a properly executed U.S. Internal Revenue Service Form 4224 and a new Form 4224 upon the expiration or obsolescence of any previously delivered form (and such other certifications, representations or Opinions of Counsel as may be requested by the Transferor or the Trustee). Any holder of a Partnership Certificate or an interest in the Exchangeable Transferor Certificate, other than the Transferor acting pursuant to Section 6.9 hereof, which desires to effect a Transfer of such interest must covenant and deliver to the Transferor and to the Trustee the following representation prior to the effectiveness of such Transfer:

          "The Purchaser (x) has neither acquired, nor will it sell, trade or transfer any interest in the Trust or cause any interest in the Trust to


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          be marketed on or through either (i) an "established securities market" within the meaning of Code section 7704(b)(1), including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a "secondary market" within the meaning of Code section 7704(b)(2), including a market wherein interests in the Trust are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others and (y) unless the Transferor consents otherwise, such holder (i) is properly classified as, and will remain classified as, a "corporation" as described in Code section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361."

          (c) Except as provided in Section 6.9 or 7.2 or in any Supplement (and except upon the Exchange and cancellation of an Exchangeable Transferor Certificate and the issuance of a reissued Exchangeable Transferor Certificate, on each Exchange Date), in no event shall the Exchangeable Transferor Certificate or any interest therein be Transferred hereunder, in whole or in part, unless the Transferor shall have consented in writing to such Transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such Transfer will not result in a lowering or withdrawal of its then existing rating of any Series of Investor Certificates, and (2) an Opinion of Counsel that such Transfer does not adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates; PROVIDED, HOWEVER, that unless the consent of Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount is obtained for such Transfer, the Holder of the Exchangeable Transferor Certificate shall be permitted to Transfer the Exchangeable Transferor Certificate only if the Holder of the Exchangeable Transferor Certificate shall have provided the Trustee


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


with an Opinion of Counsel to the effect that the contemplated Transfer would be treated as a financing and not as a sale for federal income tax purposes.

          (d) Unless otherwise provided in the related Supplement, registration of Transfer of Registered Certificates containing a legend relating to the restrictions on Transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

          Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of Transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such Transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such Transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(d).

          (e) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.3, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of Transfer or exchange.

          Section 6.4  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.  If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any


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

Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.5 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of Transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Certificateholder as the owner of the related Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; PROVIDED, HOWEVER, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the


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

Corporate Trust Office of the Trustee actually knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article V and
Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          Section 6.6  APPOINTMENT OF PAYING AGENT.

          (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify Moody's and Standard & Poor's of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise,


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

shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 8.4, 11.1, 11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

          (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

          Section 6.7  ACCESS TO LIST OF CERTIFICATE-HOLDERS' NAMES AND
ADDRESSES.

          The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days


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

after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of the Investor Certificates of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall provide or shall cause the Transfer Agent and Registrar to provide such Applicants the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective directors, officers, employees or agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

          Section 6.8  AUTHENTICATING AGENT.

          (a) The Transferor may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of Transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenti-


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

cating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

          (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Transferor promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee.

          (d) The Transferor agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8.

          (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:


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

          This is one of the certificates described in the Pooling and Servicing Agreement.


                                             -------------------------------
                                             as Authenticating Agent
                                               for the Trustee,
                                             By:
                                                 -----------------------------

                                                 Authorized Officer

          Section 6.9  TENDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE.

          (a) Upon any Exchange, the Trustee shall issue to the Holder of the Exchangeable Transferor Certificate under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank PARI PASSU and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

          (b) The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (any such tender, a "Transferor Exchange"). In addition, the Transferor may tender 100% of the Investor Certificates of a Series and the Exchangeable Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (an "Investor Exchange"). The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Ex-


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

change." The Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee, in writing at least three business days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the Exchange Date and, with respect to each such Series: (a) its initial Investor Interest (or the method for calculating such Initial Investor Interest) and (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any. On the Exchange Date, the Trustee shall, upon the written order of the Transferor, authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by the Transferor and the Servicer and specifying the Principal Terms of such Series,
(b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d)
(i) an Opinion of Counsel to the effect that, unless otherwise stated in the related Supplement, the newly issued Series of Investor Certificates will be treated as debt for federal income tax purposes and (ii) a Tax Opinion with respect to the issuance of such Series, (e) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, and (f) the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under the Agreement.

          (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation:
(i) its name or designation, (ii) an Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the method of determining


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

any Adjusted Invested Amount, if applicable, (iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Yield Collections and Principal Collections), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Principal Collections with respect to such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Yield Collections and Defaulted Receivables, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Rate, (xv) the applicable Minimum Transferor Amount and Minimum Transferor Percentage, (xvi) the Series Termination Date, (xvii) the terms of any Enhancement with respect to such Series, and the Enhancement Provider, if applicable, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) whether Net Interchange or other fees will be included in the funds available to be paid for such Series, (xxii) the priority of any Series with respect to any other Series, (xxiii) the applicable Minimum Trust Principal Component and (xxiv) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating


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

Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

          Section 6.10 BOOK-ENTRY CERTIFICATES. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

          (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

          (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section
     6.10 shall control with respect to each such Series; and


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

          (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

          Section 6.11 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

          Section 6.12 DEFINITIVE CERTIFICATES. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certifi-cate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

          Section 6.13 GLOBAL CERTIFICATE; EURO-CERTIFICATE EXCHANGE DATE. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

          Section 6.14  MEETINGS OF CERTIFICATEHOLDERS.   To the extent provided
by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer of the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of


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approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1 of the Agreement.

                               [End of Article VI]

                                   ARTICLE VII

                             OTHER MATTERS RELATING
                                TO THE TRANSFEROR

          Section 7.1 LIABILITY OF THE TRANSFEROR. The Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor.

          Section 7.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE TRANSFEROR.

                (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                (i) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America or, subject to the Rating Agency Condition, any other type of entity, and shall assume the performance of every covenant and obligation of the Transferor, as applicable hereunder, and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity,
     Section 9.2 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);



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                (ii)  the Transferor shall have delivered to the Trustee an
     Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
     Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and

                (iii) the Transferor shall have delivered notice to each Rating Agency of such consolidation, merger, conveyance or transfer.

          (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

          Section 7.3 LIMITATION ON LIABILITY. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; PROVIDED, HOWEVER, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; PROVIDED, HOWEVER, that this provision shall not protect the Transferor against any liability which would otherwise be


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

imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

          Section 7.4 LIABILITIES. Notwithstanding Section 7.3 (and notwithstanding Sections 3.2, 8.3, 8.4 and 11.11), or any other provision herein, the Transferor by entering into this Agreement, and any holder of an interest in the Exchangeable Transferor Certificate by its acceptance thereof, agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities, including, without limitation, any federal, state, local or foreign taxes imposed on the Trust, (other than those that would be incurred by an Investor Certificateholder if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of the Investor Certificates) arising out of or based on the arrangement created by this Agreement (to the extent that, if the Trust assets at the time the claim is made were used to pay in full all outstanding Certificates of all Series, the Trust assets that would remain after the Investor Certificateholders and Enhancement Providers, if any, were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the New York Partnership Law in which the Transferor and such holder of an interest in the Exchangeable Transferor Certificate were general partners. The rights created by this Section 7.4 shall run directly to and be enforceable by the injured party subject to the limitations hereof. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Transferor and any holder of an interest in the Exchangeable Transferor Certificate sufficient funds for the payment of any losses, claims, damages or liabilities that are due from such Person pursuant to this Section 7.4. To the extent provided in Section 8.4, the Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor and each holder of an interest in


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the Exchangeable Transferor Certificate against and from certain losses, claims, damages and liabilities of the Transferor as described in this Section arising from the actions or omissions of the Servicer.

                              [End of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

          Section 8.1 LIABILITY OF THE SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

          Section 8.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America or, subject to the Rating Agency Condition, any other type of entity, and, if the Servicer is not the surviving entity, shall assume the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such


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

     supplemental agreement is legal, valid and binding with respect to the Servicer; and

                (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

          Section 8.3    LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.
The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; PROVIDED, HOWEVER, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.


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

          Section 8.4 SERVICER INDEMNIFICATION OF THE TRUST AND THE TRUSTEE. The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained in connection with the administration of any of the duties or obligations hereunder or any Supplement hereto or by reason of any acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; PROVIDED, HOWEVER, that the Servicer shall not indemnify the Trustee if such acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by the Trustee; PROVIDED FURTHER, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; PROVIDED FURTHER, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables; and PROVIDED FURTHER, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Agreement and the registration and removal of the Trustee.


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

          Section 8.5 THE SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer's Certificate, each to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

          Section 8.6 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Trustee, the Transferor or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

          Section 8.7 DELEGATION OF DUTIES. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to Total Systems Services, Inc. ("TSYS"). In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Corporate/Purchasing

Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a party other than TSYS, notification thereof shall be given to each Rating Agency.

          Section 8.8 EXAMINATION OF RECORDS. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                              [End of Article VIII]


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

                                   ARTICLE IX

                            EARLY AMORTIZATION EVENTS

          Section 9.1 EARLY AMORTIZATION EVENTS. If any one of the following events (each, a "Trust Early Amortization Event") shall occur:

                (a) the Transferor or any holder of an interest in the Exchangeable Transferor Certificate shall file a petition to take advantage of any applicable insolvency or reorganization statute or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or any holder of an interest in the Exchangeable Transferor Certificate or all or substantially all of their respective property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or any holder of an interest in the Exchangeable Transferor Certificate (an "Insolvency Proceeding"); or the Transferor or any holder of an interest in the Exchangeable Transferor Certificate shall admit in writing its inability to pay its debts generally as they become due, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, including an Insolvency Proceeding, an "Insolvency Event");

                (b) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

                (c) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act;

then an Early Amortization Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.


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

          Section 9.2    ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN
EVENTS.

                (a) If an Insolvency Event occurs with respect to the Transferor or any holder of an interest in the Exchangeable Transferor Certificate, the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article
IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and
(ii) send written notice to (w) any Holder of the Exchangeable Transferor Certificate and any holder of an interest in the Exchangeable Transferor Certificate with respect to which the Insolvency Event has not occurred, (x) the Investor Certificateholders, (y) each Enhancement Provider, if any, and (z) any other Person entitled thereto pursuant any Supplement describing the provisions of this Section 9.2. Unless within 75 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) and from each person described in
(ii)(w), (ii)(y) and (ii)(z) to the effect that such Persons disapprove of the liquidation of the Receivables, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. In the event that, in accordance with the result of the voting procedures set forth above, the Receivables are not sold at the time of dissolution, the Trustee shall retain the Receivables (and no Receivables shall thereafter be added to the Trust) and apply Collections thereon in accordance with the provisions in Article IV. Notwithstanding the


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


foregoing, the Trustee shall cause any remaining Receivables to be disposed of in a manner so that the Trust is liquidated on or prior to the date that is three (3) years after the Appointment Date. The Trustee may obtain a prior determination from any conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to mutually exclusive.

                (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV. On the day following the Distribution Date on which the proceeds from any sale, disposition or liquidation of the Receivables are distributed to the Investor
Certificateholders of each Series pursuant to Article IV, the Trust shall terminate.

                (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                               [End of Article IX]

                                    ARTICLE X

                                SERVICER DEFAULTS

          Section 10.1 SERVICER DEFAULTS. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to
Article IV or to instruct the Trustee to make any required withdrawal or payment on or before the date occurring five days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any applicable Supplement; PROVIDED, HOWEVER, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

                (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement, which has a material adverse effect on the Investor Certificateholders of any Series (without regard to the amount of any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

                (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series (without regard to the amount of any Enhancement) and which continues to be incorrect in any


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

material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

                (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Excess Funding Account and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Net Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under subsection 10.1(a) for a period of ten (10) Business Days after the applicable grace period or under subsection 10.1(b) or (c) for a period of sixty (60) Business Days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

          Section 10.2  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee (not to exceed 90 days from the date of delivery of such notice). The Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), with the consent of any Enhancement Provider, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee, the Transferor and any Enhancement Provider. The Transferor shall have the right to nominate to the Trustee the name of a potential successor servicer which nominee shall be selected by the Trustee as the Successor Servicer, subject to the consent of any Enhancement Provider. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default


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which gave rise to a transfer of servicing, then the Trustee shall offer the
Transferor the right to accept reassignment of all the Receivables; PROVIDED, HOWEVER, that no such reassignment shall occur unless the Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel that such reassignment would not constitute a fraudulent conveyance by the Transferor.
The reassignment deposit amount for such a reassignment shall be equal to the Aggregate Invested Amount (less the aggregate principal amount on deposit in any principal funding account), plus (i) an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable Certificate Rates through the end of the applicable interest accrual periods of such Series and
(ii) any unpaid amounts payable to any Enhancement Provider under the applicable Enhancement agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee (as trustee hereunder) without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is unable or unwilling so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit receivables as the Successor Servicer hereunder. Notwithstanding anything to the contrary in this Agreement, the entire amount of the reassignment deposit amount shall be distributed to the Investor Certificateholders of the related Series on the subsequent Distribution Date for such Series pursuant to Section 12.3 (except for amounts payable to any Enhancement Provider under the applicable Enhancement agreement, which amounts shall be distributed to such Enhancement Provider.)

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; PROVIDED, HOWEVER, that the outgoing Servicer shall not be relieved of any liability hereunder for its actions prior to the


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transfer of servicing hereunder; and PROVIDED FURTHER, that (i) the outgoing
Servicer shall not indemnify the Trust or the Trustee under Section 8.4 for acts, omissions or alleged acts or omissions by a Successor Servicer and (ii) the outgoing Servicer shall not pay or reimburse the Trustee pursuant to Section
11.5 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any applicable Enhancement agreement.

          (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to
Section 3.2.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and


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confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          Section 10.3 NOTIFICATION TO CERTIFICATEHOLDERS. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, each Rating Agency and any Enhancement Provider, and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

          Section 10.4 WAIVER OF PAST DEFAULTS. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default relating to the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with
Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]


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                                   ARTICLE XI

                                   THE TRUSTEE

          Section 11.1   DUTIES OF TRUSTEE.

          (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants shall be read into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

          (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

          (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any


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     Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

          (iii) the Trustee shall not be charged with knowledge of any Servicer Default or an Early Amortization Event unless a Responsible Officer of the Trustee obtains actual knowledge of such default or event or the Trustee receives written notice of such default or event from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this subsection 11.1(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.1 or 2.6 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.6 or (iii) withdraw from the


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Trust any Receivables, except for a withdrawal permitted under Sections 2.7,
9.2, 10.2, 12.1 or 12.2 or subsections 2.4(d), 2.4(e) or Article IV.

          (g) Subject to subsection 11.1(d) above, in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall, if administratively practicable, perform such obligation, duty or agreement in the manner so required.

          (h) If the Transferor has agreed to transfer any of its charge card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements on behalf of the Trust with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's charge card receivables; PROVIDED, HOWEVER, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and the Transferor will deliver to the Trustee an Opinion of Counsel in respect thereof and on any additional matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          Section 11.2 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 11.1:

          (a) the Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accordance with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or


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presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel of its selection, and any advice of counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice of counsel or Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Enhancement Provider shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests


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aggregating more than 50% of the Invested Amount of any Series;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or a nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

          (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

          (h) the Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Trustee shall have no liability in connection with compliance by the Servicer with statutory or regulatory requirements related to the Receivables. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to or by the Trust or the Trustee;

          (i) in the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to such Paying Agent or Transfer Agent and Registrar;

          (j) in no event shall the Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon, except for losses attributable to the Trustee's failure to make payments on any such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment


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prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction; and

          (k) whenever in the administration of its duties hereunder or under any Supplement, the Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder or thereunder, the Trustee may request, shall be entitled to receive and may conclusively rely upon an Officer's certificate of the Servicer or the Transferor, which, upon receipt of such request, shall be promptly delivered to the Trustee.

          Section 11.3 TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or to the holder of the Exchangeable Transferor Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account or any Series Account by the Servicer.

          Section 11.4 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

          Section 11.5 THE SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution


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of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including, without limitation, the fees and expenses of its agents and counsel) in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this
Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. When the Trustee incurs expenses or renders services in connection with an Insolvency Event or Insolvency Proceeding, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

          The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined


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capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

          Section 11.7   RESIGNATION OR REMOVAL OF TRUSTEE.

          (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.


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          Section 11.8   SUCCESSOR TRUSTEE.

          (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof, and, if Standard & Poor's is then a Rating Agency, unless Standard & Poor's shall have consented to such appointment.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

          Section 11.9 MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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          Section 11.10  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;


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          (ii)   no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11 TAX RETURNS. In the event the Trust shall be required to file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust, forward such returns to the Trustee for signature on behalf of the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The


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Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          Section 11.12 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

          Section 11.13 SUITS FOR ENFORCEMENT. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.


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          Section 11.14  RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE.
Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Invested Amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that, subject to
Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and PROVIDED FURTHER that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

          Section 11.15 REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants that:

          (i) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the United States;

          (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

          (iii) this Agreement has been duly executed and delivered by the Trustee.

          Section 11.16 MAINTENANCE OF OFFICE OR AGENCY. The Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this


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Agreement may be served.  The Trustee's Corporate Trust Office at 120 Wall
Street, New York, New York 10043 shall initially be such office. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                               [End of Article XI]


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                                   ARTICLE XII

                                   TERMINATION

          Section 12.1   TERMINATION OF TRUST.

          (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in
Section 8.4, Section 11.5 and subsections 2.4(c) and 12.3(b), on the Trust Termination Date; PROVIDED, HOWEVER, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); PROVIDED, HOWEVER, that the Extended Trust Termination Date shall be not later than December 1, 2036. The Servicer and the Holder of the Exchangeable Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

          (b) All principal and interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay, all in accordance with the written directions of the Servicer, the proceeds FIRST, to all Certificateholders of such Series in accordance with the priority for each Class within such Series as provided in the related Supplement, in final payment of all principal of and accrued interest on such Series of Certificates, and


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SECOND, as provided in the related Supplement, an amount of Receivables (or interests therein) up to 110% of the sum of the Invested Amount of such Series plus the Collateral Invested Amount (if not included in the Invested Amount) of such Series, if any, at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Amount and (B) a fraction the numerator of which is the applicable Investor Percentage with respect to Yield Collections and the denominator of which is the sum of all Investor Percentages with respect to Yield Collections and (2) the Invested Amount of such Series plus the Collateral Invested Amount (if not included in the Invested Amount) of such Series). The Trustee shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid and such other amounts paid pursuant to the related Supplement shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          Section 12.2 OPTIONAL PURCHASE. (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; PROVIDED, HOWEVER that if the short-term deposits or long-term unsecured debt obligations of the Transferor (or, if neither such deposits nor such obligations of the Transferor are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Transferor so long as such holding company is First Bank System, Inc.) are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur


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

unless the Transferor shall deliver an Opinion of Counsel to the Trustee that such deposit into the Collection Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

          (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section
12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.2(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in accordance with the customary procedures of the Trustee in effect from time to time. The Invested Amount of each Series which is purchased by the Transferor pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Amount," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Amount shall thereupon be deemed to have been increased by the Invested Amount of such Series.

          Section 12.3   FINAL PAYMENT WITH RESPECT TO ANY SERIES.

          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least five Business Days' prior written notice from the Servicer to the Trustee, which notice shall contain the information required below) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(b), 10.2(a), or subsection 12.2(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates


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

at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

          (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof


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


shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After such payment to the Transferor, Investor Certificateholders entitled to any of such monies must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in accordance with the customary procedures of the Trustee in effect from time to time.

          Section 12.4 TERMINATION RIGHTS OF HOLDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Certificate, the Trustee shall execute on behalf of the Trust a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Net Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Holder of the Exchangeable Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

          Section 12.5   DEFEASANCE.

          Notwithstanding anything to the contrary in this Agreement or any
Supplement:


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          (a)  The Transferor may at its option be discharged from its obligations with respect to all of the Investor Certificates issued by the Trust or any specified Series thereof on the date the applicable conditions set forth in Section 12.5(c) are satisfied ("Defeasance"); PROVIDED, HOWEVER, that the following rights, obligations, powers, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Investor Certificates of the Trust or any specified Series thereof to receive, solely from the trust fund provided for in Section 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (B) the Transferor's obligations with respect to such Series of Certificates under Sections 6.3, 6.4 and 12.3; (C) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (D) this Section 12.5.

          (b) Subject to Section 12.5(c), the Transferor at its option may use Collections to purchase Eligible Investments rather than additional Receivables for transfer to the Trust until such time as no Receivables remain in the Trust.

          (c) The following shall be the conditions to Defeasance under Section 12.5(a): (1) the Transferor irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below (A) Dollars in an amount, or (B) Eligible Investments which through the scheduled payment or principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Trust or any specified Series thereof on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owed to the Enhancement Provider for any Series if so provided in the related Supplements or agreements with


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

such Enhancement Provider; (2) prior to its first exercise of its right to substitute money or Eligible Investments for Receivables, the Transferor shall deliver to the Trustee (x) an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and (y) a Tax Opinion with respect to such deposit and termination; and (3) such deposit and termination of obligations will not result in an Early Amortization Event for any Series.

                              [End of Article XII]


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

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 13.1   AMENDMENT.

          (a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders, for the purpose of curing any ambiguity, correcting or supplementing any provision therein which may be inconsistent with any other provision therein or adding any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement and enabling the Trust or a portion thereof to elect to qualify as a financial asset securitization investment trust (or comparable tax entity for the securitization of financial assets) in accordance with the Internal Revenue Code or alternatively amending this Agreement with respect to Sections 7.4, 9.1 and
9.2 at such time as all fifty States shall have adopted the provisions of Treasury Regulations Sections 301.7701-2 and 301.7701-3; PROVIDED, HOWEVER, that (i) such action shall not, in the reasonable belief of the Transferor, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Investor Certificateholders; (ii) the Transferor shall have delivered a Tax Opinion to the Trustee and (iii) each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing (which writing need only be addressed to any one of the Transferor, the Servicer or the Trustee) that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

          (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certifi-


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

cateholders of any Series then issued and outstanding; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholder of such Series, (ii) change the definition of or the manner of calculating the Invested Amount, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Notwithstanding anything in this Section 13.1 to the contrary, a Supplement with respect to any Series may be amended on the terms in accordance with the procedures provided in such Supplement.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series affected and to each Rating Agency providing a rating for such Series.

          (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (f)  Any Series Supplement executed and delivered pursuant to Section
6.9 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.6 and 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).


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


          (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement.

          Section 13.2   PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST.

          (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordings, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

          (b) Within thirty (30) days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previ-


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

ously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) The Servicer will deliver to the Trustee on or before April 30 of each year, beginning with April 30, 1998, an Opinion of Counsel, substantially in the form of Exhibit F.

          Section 13.3   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as expressly provided herein, no Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of


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

Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.4 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, to First Bank of South Dakota (National Association), c/o First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention:
Treasurer, Telephone: 612-973-


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


2283, Telefax: 612-973-0965; (b) in the case of the Servicer, to FBS Card Services, Inc., c/o First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention: Treasurer, Telephone: 612-973-2283, Telefax: 612-973-0965; (c) in the case of the Trustee, to the Corporate Trust Office, Telefax: 212-480-1615, (d) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

          Section 13.7 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of


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Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series.

          Section 13.8 CERTIFICATES NON-ASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

          Section 13.9 FURTHER ASSURANCES. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.10 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the


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Enhancement Provider named therein, and their respective successors and permitted assigns.  Except as otherwise provided in this Article XIII and
Section 7.4 hereof, no other Person will have any right or obligation hereunder.

          Section 13.13  ACTIONS BY CERTIFICATEHOLDERS.

          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor
Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of Transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 13.14 RULE 144A INFORMATION. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee (to the extent such information is in its actual possession) and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

          Section 13.15 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agree-ment. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.16 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                              [End of Article XIII]

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                              FIRST BANK OF SOUTH DAKOTA
                              (NATIONAL ASSOCIATION)
                              Transferor


                              By: /s/ David P. Grandstrand
                                  ------------------------
                              Name: David P. Grandstrand
                              Title: Senior Vice Presi-
                                     dent and Treasure

                              FBS CARD SERVICES, INC.
                              Servicer


                              By: /s/ David J. Parrin
                                  ------------------------
                              Name: David J. Parrin
                              Title: Treasurer


                              CITIBANK, N.A.
                              Trustee


                              By: /s/ Annette M. Marsula
                                  ------------------------
                              Name: Annette Marsula
                              Title: Senior Trust Officer

                                                                       EXHIBIT A




                       EXCHANGEABLE TRANSFEROR CERTIFICATE

 No. _                                                                  One Unit


FIRST BANK CORPORATE CARD MASTER TRUST


THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                        This Certificate represents an
                               Interest in the
                     First Bank Corporate Card Master Trust

Evidencing an interest in a trust, the corpus of which consists of a portfolio of VISA-Registered Trademark- charge card receivables generated or acquired by First Bank of South Dakota (National Association) and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of First Bank of South Dakota (National Association) or any Affiliate thereof.)

          This certifies that FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION) (the "Holder") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected VISA charge card accounts (the "Accounts") of First Bank of South Dakota (National Association) (the "Transferor"), a national banking asso-


--------------------
     *VISA-Registered Trademark- is a federally registered trademark of VISA U.S.A, Inc.

ciation, all monies due or to become due in payment of the Receivables (including all Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds of such Receivables and Insurance Proceeds relating to the Receivables, the other assets and interests constituting the Trust and the proceeds thereof pursuant to a Pooling and Servicing Agreement dated as of February 1, 1997, as supplemented by any Supplement relating to a Series of Investor Certificates (the "Pooling and Servicing Agreement"), by and among First Bank of South Dakota (National Association), as Transferor, FBS Card Services, Inc., as Servicer, and Citibank, N.A., as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below.

          To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

          This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.3, 6.9 or 7.2 of the Pooling and Servicing Agreement.

          The Receivables consist of receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances and other fees and charges, as more fully specified in the Pooling and Servicing Agreement.

          This Certificate is the Exchangeable Transferor Certificate (the "Certificate"), which represents the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Transferor Certificate. The aggregate interest represented by this Certificate in the Receivables in the Trust shall not at any time exceed the Transferor Amount at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agree-ment, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts, any Series Accounts or any Enhancement, except to the extent provided in the Pooling and Servicing Agreement.

          FBS Card Services, Inc., as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certificateholders will have any obligations to pay such portion of the servicing fee.

          This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth above and in the Pooling and Servicing Agreement.

          Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto and Net Interchange allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF First Bank of South Dakota (National Association) has caused this Certificate to be duly executed by its duly authorized officer.


                                        By:________________________
                                           Authorized Officer
Date: February 27, 1997

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                          CERTIFICATE OF AUTHENTICATION


          This is the Exchangeable Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.


                                        CITIBANK, N.A.,
                                          as Trustee


                                        By:________________________
                                           Authorized Officer

                                                                       EXHIBIT B




            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS


          ASSIGNMENT No. _____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as ___________ __, by and between FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION), a national banking association ("First Bank"), to CITIBANK, N.A., a national banking association (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

          WHEREAS, First Bank, as Transferor, FBS Card Services, Inc., as Servicer, and the Trustee are parties to the Pooling and Servicing Agreement, dated as of February 1, 1997 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, First Bank wishes to designate Additional Accounts of First Bank to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, First Bank and the Trustee hereby agree as follows:

               1. DEFINED TERMS. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "ADDITION DATE" shall mean, with respect to the Additional Accounts designated hereby, ___________, ____.

               "NOTICE DATE" shall mean, with respect to the Additional Accounts designated hereby, __________, ____ (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) of the Pooling and Servicing Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) of the Pooling and Servicing Agreement).

               2. DESIGNATION OF ADDITIONAL ACCOUNTS. First Bank shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each VISA account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

               3.   CONVEYANCE OF RECEIVABLES.

               (a) First Bank does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all of its right, title and interest of First Bank in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

               (b) In connection with such transfer, First Bank agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the

     Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Agreement.

               (c) In connection with such transfer, First Bank further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

               4. ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by First Bank in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders.

               5. REPRESENTATIONS AND WARRANTIES OF FIRST BANK. First Bank hereby represents and warrants to the Trust as of the Addition Date:

               (a) LEGAL, VALID AND BINDING OBLIGATION. This Assignment constitutes a legal, valid and binding obligation of First Bank enforceable against First Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (b) ELIGIBILITY OF ACCOUNTS AND RECEIVABLES. Each Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

               (c) SELECTION PROCEDURES. No selection procedures believed by First Bank to be materi-ally adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

               (d) INSOLVENCY. First Bank is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

               (e) SECURITY INTEREST. This Assignment constitutes either: (i) a valid transfer and assignment to the Trust of all right, title and interest of First Bank in and to Receivables now existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under First Bank or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Exchangeable Transferor Certificate and (z) First Bank's right to receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account as provided in the Pooling and Servicing Agreement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto, upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the Relevant UCC State), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

               6. CONDITIONS PRECEDENT. The acceptance by the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                 (a) OFFICER'S CERTIFICATE. First Bank shall have delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by First Bank in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

                 (b) OPINION OF COUNSEL. First Bank shall have delivered to the Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

                 (c) ADDITIONAL INFORMATION. First Bank shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

               7. AMENDMENT OF THE POOLING AND SERVICING AGREEMENT. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provisions of the Pooling and Servicing Agreement.

               8. COUNTERPARTS. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                   FIRST BANK OF SOUTH DAKOTA
                                     (NATIONAL ASSOCIATION)


                                   By:  ________________________
                                        Name:
                                        Title:


                                   CITIBANK, N.A.,
                                     as Trustee


                                   By:  ________________________
                                        Name:
                                        Title:

                                                             Schedule 1
                                                             to Assignment of
                                                             Receivables in
                                                             Additional Accounts
                                                             -------------------




                               ADDITIONAL ACCOUNTS

                                                             Schedule 2
                                                             to Assignment of
                                                             Receivables in
                                                             Additional Accounts
                                                             -------------------




                     First Bank Corporate Card Master Trust
                              Officer's Certificate


          __________________________, a duly authorized officer of First Bank of South Dakota (National Association), a national banking association ("First Bank"), hereby certifies and acknowledges on behalf of First Bank that to the best of his knowledge the following statements are true on ____________, ____, (the "Addition Date"), and acknowledges on behalf of First Bank that this Officer's Certificate will be relied upon by Citibank, N.A. as Trustee (the "Trustee") of the First Bank Corporate Card Master Trust in connection with the Trustee entering into Assignment No. ______ of Receivables in Additional Accounts, dated as of the Addition Date (the "Assignment"), by and between First Bank and the Trustee, in connection with the Pooling and Servicing Agreement, dated as of February 1, 1997, as heretofore supplemented and amended (the "Pooling and Servicing Agreement") pursuant to which First Bank, as Transferor, FBS Card Services, Inc., as Servicer, and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of First Bank that:

          (a) on or prior to the Addition Date, First Bank has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and First Bank has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and within five Business Days after the Addition Date First Bank shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

          (b) LEGAL, VALID AND BINDING OBLIGATION. The Assignment constitutes a legal, valid and binding obligation of First Bank, enforceable against First Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (c) ELIGIBILITY OF ACCOUNTS. Each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

          (d) SELECTION PROCEDURES. No selection procedures believed by First Bank to be materially adverse to the interests of the Investor
Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

          (e) INSOLVENCY. First Bank is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

          (f) SECURITY INTEREST. The Assignment constitutes either: (i) a valid transfer and assignment to the Trust of all right, title and interest of First Bank in and to Receivables now existing and hereafter created in the Additional Accounts designated pursuant to the Assignment, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of First Bank as holder of the Exchangeable Transferor Certificate and (z) First Bank's right to receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of the Assignment with respect to the Additional Accounts designated pursuant to the Assignment and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the Relevant UCC State), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

          (g) REQUIREMENTS OF POOLING AND SERVICING AGREEMENT. All requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of___________, ____.

                                   FIRST BANK OF SOUTH DAKOTA
                                     (NATIONAL ASSOCIATION)


                                   By:  ________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C


                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)

                    ________________________________________

                     FIRST BANK CORPORATE CARD MASTER TRUST

                    ________________________________________


          1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the "preceding Collection Period" shall mean the Collection Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

          2. FBS Card Services, Inc. is Servicer under the Pooling and Servicing Agreement.

          3.  The undersigned is a Servicing Officer.

          4. The date of this Certificate is a Determination Date under the Pooling and Servicing.

          5.  The aggregate amount of Collections processed for
the Collection Period for such Determination Date . . . . . . . . .   $_________

          6.  The aggregate amount of Principal Collections
processed during such Collection Period . . . . . . . . . . . . . .   $_________

          7. The aggregate amount of Yield Collections processed
during such Collection Period   . . . . . . . . . . . . . . . . . .   $_________

          8. The aggregate amount of Net Interchange processed
during such Collection Period and the amount thereof allocable as
Yield Collections for each Series . . . . . . . . . . . . . . . . .   $_________

          9. The Investor Percentage on the last day of the
preceding Collection Period of each Series of Certificates with
respect to Principal Collections. . . . . . . . . . . . . . . . . .   $_________

          10. The Investor Percentage on the last day of the
preceding Collection Period of each Series of Certificates with
respect to Yield Collections and Defaulted Receivables .  . . . . .   $_________

          11. For each Series, the total amount to be deposited
into any Series Account with respect to the next succeeding
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . .   $_________

          12. For each Series and for each Class within any
such Series, the total amount to be distributed to Investor
Certificateholders on the next succeeding Distribution Date . . . .   $_________

          13. For each Series and for each Class within any such
Series, the amount of such distribution allocable to principal  . .   $_________

          14. For each Series and for each Class within any such
Series, the amount of such distribution allocable to interest   . .   $_________

          15. The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date by:

        Up to 29 days  . . . . . . . . . . . . . . . . . . . . . .    $_________
        30 to 59 days  . . . . . . . . . . . . . . . . . . . . . .    $_________
        60 to 89 days  . . . . . . . . . . . . . . . . . . . . . .    $_________
        90 to 119 days . . . . . . . . . . . . . . . . . . . . . .    $_________
        120 days or more . . . . . . . . . . . . . . . . . . . . .    $_________

     16. For each Series and each Class within a Series, the Investor
Default Amount for the preceding Collection Period . . . . . . . .    $_________

     17. For each Series and each Class within a Series,
the amount of the Investor Charge-Offs for such
Distribution Date  . . . . . . . . . . . . . . . . . .           $_________

     18. For each Series and each Class within a Series,
the amount of the reimbursements of Investor Charge-Offs
for such Distribution Date . . . . . . . . . . . . . .           $_________
     19. For each Series, the Investor Servicing Fee for
such Distribution Date . . . . . . . . . . . . . . . .           $_________

     20. For each Series, the existing deficit controlled
amortization amount or deficit controlled accumulation
amount, if applicable. . . . . . . . . . . . . . . . .           $_________

     20. The aggregate amount of Receivables in the Trust
at the close of business on the last day of the
Collection Period immediately preceding such Distribution
Date . . . . . . . . . . . . . . . . . . . . . . . . .           $_________

     21. For each Series, the Invested Amount at the close
of business on the last day of the Collection Period
immediately preceding such Distribution Date . . . . .           $_________

     22. The Trust Principal Component at the close of
business on the last day of the Collection Period immediately
preceding such Distribution Date . . . . . . . . . . .           $_________

     23. The aggregate amount on deposit in the Excess
Funding Account at the close of business on the last day
of the Collection Period immediately preceding such
Distribution Date .  . . . . . . . . . . . . . . . . .           $_________

     24. The available amount of any Enhancement for each
Series . . . . . . . . . . . . . . . . . . . . . . . .           $_________

     25. For each Series and each Class within a Series,
the "series factor" as of the end of the related
Collection Period. . . . . . . . . . . . . . . . . . .           $_________

     26. Whether an Early Amortization Event with respect
to any Series shall have occurred during or with respect
to the related Collection Period . . . . . . . . . . .           __________

     27. To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                         [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ____ day of __________, ____.

                                        FBS CARD SERVICES, INC.,
                                          Servicer


                                        By:
                                           ------------------------
                                           Name:
                                           Title:

                                                            Schedule to Monthly
                                                         Servicer's Certificate*
                                                         -----------------------




                FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)

                    ----------------------------------------

                     FIRST BANK CORPORATE CARD MASTER TRUST
                    ----------------------------------------


* A separate schedule is to be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series Supplement.

                                                                       EXHIBIT D



                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                             FBS CARD SERVICES, INC.

               --------------------------------------------------

                     FIRST BANK CORPORATE CARD MASTER TRUST

               --------------------------------------------------


          The undersigned, a duly authorized representative of FBS Card Services, Inc. ("FBS"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") by and among First Bank of South Dakota (National Association), as Transferor, FBS and Citibank, N.A., as trustee (the "Trustee") does hereby certify that:

               1.  FBS is Servicer under the Pooling and Servicing Agreement.

               2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

               3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

               4. A review of the activities of the Servicer during [the period from the Closing date until] [the twelve-month period ended] December 31, ___ was conducted under the supervision of the undersigned.

               5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

               6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]


          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ____________, ____.


                                   ------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT E




            FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS

                 PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL TO BE DELIVERED PURSUANT TO SECTION 2.6(c)(vi)
                     OF THE POOLING AND SERVICING AGREEMENT
                     --------------------------------------

          The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of Transferor's counsel with respect to similar matters delivered on the Initial Closing Date.

          1. The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally and the rights and remedies of creditors of national banking associations, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

          2. The financing statement(s) referred to in such opinion (the "Financing Statement") is in an appropriate form for filing in the Relevant UCC State (the "State") and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

          3. If the Assignment does not constitute a sale of the Receivables in the Additional Accounts designated by the Assignment, (A) the Pooling and Servicing Agreement creates a valid security interest (as defined in the Uniform Commercial Code of the State (the "UCC")) in favor of the Trustee for the benefit of the Investor Certificateholders in such Receivables, (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables in Additional Accounts designated by the Assignment and in the proceeds thereof (as defined in Section 9-306 of the UCC), is a first priority perfected security interest in and against such Receivables now existing and hereafter created in the Additional Accounts designated by the Assignment and all monies due or to become due with respect thereto, including proceeds thereof, and (C) such perfection and priority of the Trustee for the benefit of the Investor Certificateholders in such Receivables, and the proceeds thereof, would not be affected by an increase or decrease in the relative interests in the Receivables in the Additional Accounts designated by the Assignment of the holder of the Exchangeable Transferor Certificate and of the Investor Certificateholders.

          In connection with the opinion set forth in this paragraph 3 relating to the priority of security interests, such counsel may express no opinion as to the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

          4. If the Assignment constitutes a sale of the Receivables in the Additional Accounts designated by the Assignment, based upon a certificate of an officer of the Transferor that (i) the Transferor originated the Receivables in the Additional Accounts designated by the Assignment, (ii) the Transferor has not transferred any interest in or caused any Lien to be imposed upon the Receivables in the Additional Accounts designated by the Assignment, and (iii) the Transferor will originate all Receivables to be subsequently created in the Additional Accounts designated by the Assignment, then (A) the Trustee has acquired, or will acquire in the case of the Receivables hereafter created in Additional Accounts designated by the Assignment, all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created in Additional Accounts designated by the Assignment, and all proceeds thereof (as defined in Section 9-306 of the UCC), and (B) such property will be held by the Trust free and clear of any Lien or interest of any Person claiming through or under the Transferor, and the Trust owns such Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Exchangeable Transferor

Certificate, and (z) the Seller's right to receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account as provided in the Pooling and Servicing Agreement.

          In addition, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed herein with respect to Receivables or the proceeds thereof other than the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables in the Additional Accounts designated by the Assignment, except to the extent such proceeds (as defined in Section 9-306 of the UCC) consist of amounts held by the Transferor in accordance with the terms of the Pooling and Servicing Agreement for less than 10 days following receipt of such proceeds by the Transferor, and except to the extent that such proceeds consist of either (i) amounts held in an Investor Account or a Series Account maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement, or (ii) Eligible Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and any Supplement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables in the Additional Accounts designated by the Assignment until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. In addition, we express no opinion as to the effect of Section 9-306(4) of the UCC with respect to proceeds of the Receivables in Additional Accounts designated by the Assignment held by the Transferor upon its insolvency. Amounts held in the Collection Account and in an Investor Account and Eligible Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement are "proceeds" of Receivables within the meaning of Section 9-306 of the UCC.

          With respect to the opinions expressed in paragraph 3 and this paragraph 4, we note that the effectiveness of the Financing Statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement, (ii) if the Transferor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Transferor are properly filed before the expiration of four months after the Transferor changes its name, identity or corporate structure, and (iii) four months after the Transferor changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof (as defined in Section 9-306 of the UCC).

          The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement and the related Supplement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Transferor under the Pooling and Servicing Agreement or any Supplement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Transferor or the holder of the Exchangeable Transferor Certificate arising under the Pooling and Servicing Agreement, which interests of the Transferor will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

                                                                       EXHIBIT F



                        FORM OF ANNUAL OPINION OF COUNSEL

          The opinions set forth below, which are to be delivered pursuant to subsection 13.2(d) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Transferor with respect to similar matters delivered on the Initial Closing Date.

          1. Based solely upon a certificate of an officer of the Transferor dated as of the date of this opinion, and without independent investigation, (A) the Transferor originated or acquired the Receivables, (B) the Transferor has not transferred any interest in or caused any Lien to be imposed upon the Receivables, and (C) the Transferor will originate all Receivables to be subsequently created in the Accounts.

          2. The financing statement is in an appropriate form for filing in the Relevant UCC State (the "State") and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the financing statement have been paid in full.

          3. If the Pooling and Servicing Agreement does not constitute a sale of the Receivables, (A) the Pooling and Servicing Agreement creates a security interest (as defined in the Uniform Commercial Code as in effect in the State (the "UCC")) in favor of the Trustee, (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables (other than Receivables in Additional Accounts) and in the proceeds thereof (as defined in Section 9-306 of the UCC), is a first priority perfected security interest in and against such Receivables and proceeds, and (C) changes under the Pooling and Servicing Agreement in the percentage of the Receivables and the proceeds thereof securing the Investor Certificates will not affect the said perfection and priority.

          In connection with the opinion set forth in paragraph 3 relating to the priority of security interests, no opinion need be expressed as the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not re-quire any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

          4. If the Pooling and Servicing Agreement constitutes a sale of the Receivables, (A) the Trustee has acquired, or will acquire in the case of the Receivables hereafter created (other than Receivables in Additional Accounts), all right, title and interest of the Seller in and to the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), and all proceeds thereof (as defined in Section 9-306 of the UCC), and (B) such property will be held by the Trust free and clear of any lien or interest of any Person claiming through or under the Transferor, and the Trust owns such Receivables and the proceeds thereof free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Exchangeable Transferor Certificate, and (z) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account as provided in the Pooling and Servicing Agreement. The opinion with respect to Receivables and proceeds thereof hereafter created which do not arise from the sale of goods or the rendering of services may be qualified in its entirety by the qualifications set forth in the opinion of counsel rendered on the Initial Closing Date.

          In addition, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed herein with respect to Receivables in Additional Accounts or the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables, except to the extent such proceeds (as defined in Section 9-306 of the UCC) consist of amounts held by the Transferor in accordance with the terms of the Pooling and Servicing Agreement for less than ten days following receipt of such proceeds by the Transferor, and except to the extent that such proceeds consist of either (i) amounts held in an Investor Account or a Series Account maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement and any Supplement or (ii) Eligible Investments held by or on behalf of the Trustee in accor-dance with the terms of the Pooling and Servicing Agreement and any Supplement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. Amounts held in the Collection Account and in an Investor Account or a Series Account and Eligible Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement and any Supplement are "proceeds" of Receivables within the meaning of Section 9-306 of the UCC (such counsel may note, however, that, subject to the discussion elsewhere in this paragraph 4, the UCC does not apply to the sale of general intangibles or proceeds thereof).

          Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed concerning (i) Net Interchange and the proceeds (as defined in Section 9-306 of the UCC) relating to Net Interchange,
(ii) Receivables and the proceeds (as defined in Section 9-306 of the UCC) thereof in Defaulted Accounts, (iii) Receivables that have been charged-off as uncollectible and the proceeds (as defined in Section 9-306 of the UCC) of such Receivables, including recoveries, or (iv) Receivables and the proceeds (as defined in Section 9-306 of the UCC) thereof that are removed from the Trust and reassigned to the Transferor pursuant to the Pooling and Service Agreement.

          With respect to the opinions expressed in paragraph 3 and this paragraph 4, we note that the effectiveness of the financing statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the financing statement, (ii) if the Transferor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Transferor are properly filed before the expiration of four months after the Transferor changes its name, identity or corporate structure, and (iii) four months after the Transferor changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as dis-cussed in this paragraph and compliance with the Pooling and Servicing Agreement, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables (other than Receivables in Additional Accounts) and the proceeds thereof (as defined in Section 9-306 of the UCC). We note that the provisions of Section 13.2 of the Pooling and Servicing Agreement require the Transferor to give certain notices and to take certain actions upon the occurrence of certain events discussed in this paragraph so as to preserve and protect the right, title and interest of the Trustee under the Pooling and Servicing Agreement to all property comprising the Trust.

          The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Transferor or the holder of the Exchangeable Transferor Certificate under the Pooling and Servicing Agreement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Transferor arising under the Pooling and Servicing Agreement, which interests of the Transferor will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

          5. Except for the financing statement referenced above, no other financing statement covering the Accounts (other than Receivables in Additional Accounts) or the Trustee's interest in the Accounts (other than Receivables in Additional Accounts) is on file in the office of the Secretary of State of the State (Uniform Commercial Code Division).

                                                                       EXHIBIT G




                       FORM OF REASSIGNMENT OF RECEIVABLES

          REASSIGNMENT NO. ____ OF RECEIVABLES, dated as of __________ ___, ____, by and between First Bank of South Dakota (National Association), a national banking association ("First Bank"), and Citibank, N.A., a national banking association (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

          WHEREAS, First Bank, as Transferor, FBS Card Services, Inc., as Servicer, and the Trustee are parties to the Pooling and Servicing Agreement, dated as of February 1, 1997 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, First Bank wishes to remove all Receivables from certain designated Accounts of the Bank (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to First Bank (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW, THEREFORE, First Bank and the Trustee hereby agree as follows:

               1. DEFINED TERMS. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "REMOVAL DATE" shall mean, with respect to the Removed Accounts designated hereby, ___________, _____.

               "REMOVAL NOTICE DATE" shall mean, with respect to the Removed
     Accounts designated hereby,               ,       (which shall be a date on
     or prior to the fifth Business Day prior to the Removal Date).

               2. DESIGNATION OF REMOVED ACCOUNTS. First Bank shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

               3.  CONVEYANCE OF RECEIVABLES.

               (a) The Trustee does hereby reconvey to First Bank, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

               (b) In connection with such transfer, the Trustee agrees to execute and deliver to First Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

               4. REPRESENTATIONS AND WARRANTIES OF FIRST BANK. First Bank hereby represents and warrants to the Trust as of the Removal Date:

                    (a) LEGAL VALID AND BINDING OBLIGATION. This Reassignment constitutes a legal, valid and binding obligation of First Bank enforceable against First Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (b) SELECTION PROCEDURES. No selection procedures believed by First Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

               5. CONDITIONS PRECEDENT. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

                    (a) OFFICER'S CERTIFICATE. First Bank shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by First Bank in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

                    (b) TAX OPINION. First Bank shall have delivered to the Trustee a Tax Opinion with respect to designating the Removed Accounts and reconveying the Receivables of such Removed Accounts.

               6. AMENDMENT OF THE POOLING AND SERVICING AGREEMENT. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

               7. COUNTERPARTS. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               8. GOVERNMENT LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                   FIRST BANK OF SOUTH DAKOTA
                                     (NATIONAL ASSOCIATION)


                                   By: ____________________________
                                        Name:
                                        Title:

                                   CITIBANK, N.A.,
                                     as Trustee


                                   By: ____________________________
                                        Name:
                                        Title:

                                                                 Schedule I
                                                                 to Reassignment
                                                                 of Receivables
                                                                 ---------------




                                REMOVED ACCOUNTS

                                                                       EXHIBIT H



                       FORM OF RECONVEYANCE OF RECEIVABLES

          RECONVEYANCE OF RECEIVABLES, dated as of ____________ ___, ____, by and between First Bank of South Dakota (National Association), a national banking association (the "Transferor"), and Citibank, N.A., a national banking association (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Transferor, FBS Card Services, Inc., as Servicer, and the Trustee are parties to the Pooling and Servicing Agreement dated as of February 1, 1997 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.1(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

          WHEREAS, the Trustee is willing to reconvey Receivables subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1. DEFINED TERMS. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "RECONVEYANCE DATE" shall mean ______________, ____.

          2. RETURN OF LISTS OF ACCOUNTS. The Trustee shall deliver to the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

          3. CONVEYANCE OF RECEIVABLES. (a) The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Recoveries and amounts, if any, paid by corporate clients as co-obligors under Corporate Card Agreements), all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables and Insurance Proceeds relating to such Receivables and any Net Interchange, except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

          (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

          4. COUNTERPARTS. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5. GOVERNING LAW. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                   FIRST BANK OF SOUTH DAKOTA
                                     (NATIONAL ASSOCIATION)


                                   By: ____________________________
                                        Name:
                                        Title:


                                   CITIBANK, N.A.,
                                     as Trustee


                                   By: ____________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE I




                                LIST OF ACCOUNTS

                            Delivered to Trustee only

                              [Deemed Incorporated]